Conformed through First Amendment dated as of July 19, 2024;
Omnibus Amendment dated as of August 23, 2024;
Second Omnibus Amendment dated as of October 11, 2024; and
Third Omnibus Amendment dated as of March 16, 2026
EXHIBIT 10.37

______________________________________________________________________________

MASTER RECEIVABLES PURCHASE AGREEMENT

among

SOUND POINT CAPITAL MANAGEMENT, LP,
as Purchaser Agent,

SP MAIN STREET FUNDING I LLC

as Initial Purchaser
THE ADDITIONAL PURCHASERS TIME TO TIME PARTY HERETO,

and

ML PLUS LLC,
as Seller

dated as of June 30, 2024
_________________________________________________________________________
[MoneyLion] Master Receivables Purchase Agreement

LEGAL_US_E # 189985004.6

TABLE OF CONTENTS
Page

SCHEDULE I     COMMITMENTS
SCHEDULE II TARGET SALE AMOUNTS
SCHEDULE III PURCHASE PRICE CALCULATIONS
SCHEDULE IV CALCULATION OF REVISED PERCENTAGE
SCHEDULE V SELLER INFORMATION
SCHEDULE VI LIST OF COMPETITORS

ANNEX A    ELIGIBILITY CRITERIA AND CONCENTRATION LIMITATIONS
ANNEX B    SELLER’S REPRESENTATIONS AND WARRANTIES
ANNEX C    PURCHASER’S REPRESENTATIONS AND WARRANTIES
EXHIBIT A    FORM OF CONFIRMATION
EXHIBIT B    FORM OF BACK-UP UCC-1
EXHIBIT C    FORM OF REPURCHASE CONFIRMATION
EXHIBIT D    FORM OF JOINDER
EXHIBIT E    ELIGIBILITY GUIDELINES
EXHIBIT F     FORM OF COMPLIANCE CERTIFICATE

-i-
[MoneyLion] Master Receivables Purchase Agreement

LEGAL_US_E # 189985004.6

EXHIBIT 10.37
MASTER RECEIVABLES PURCHASE AGREEMENT
This Master Receivables Purchase Agreement (this “Agreement”) is made and entered into as of June 30, 2024, by and among Sound Point Capital Management, LP, a Delaware limited partnership, as purchaser agent (the “Purchaser Agent”), SP Main Street Funding I LLC, a Delaware limited liability company (the “Initial Purchaser”), each additional Purchaser that may from time to time become party hereto by execution of the attached joinder supplement substantially in the form of Exhibit D (each, an “Additional Purchaser” and, together with the Initial Purchaser, each individually, a “Purchaser” and collectively, the “Purchasers”) and ML Plus LLC, a Delaware limited liability company, as seller (the “Seller”).
WITNESSETH:
WHEREAS, the Purchasers desire to acquire certain Assets (as defined below) from the Seller from time to time, and the Seller desires to sell such Assets to the Purchasers from time to time, in each case in accordance with the terms and conditions of this Agreement; and
WHEREAS, the Purchasers desire to appoint the Purchaser Agent to act on its or their behalf, in each case in accordance with the terms and conditions of this Agreement.
NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties to this Agreement hereby agree as follows:
Section 1.Definitions.
“3-Month Average Unpaid Rate (30 Days)” means, as of any Measurement Date, the average Unpaid Rate (30 Days) for the Monthly Vintage Pool ending on the last day of the month that is two (2) calendar months prior to such Measurement Date and the two immediately preceding Monthly Vintage Pools.
“3-Month Average Unpaid Rate (60 Days)” means, as of any Measurement Date, the average Unpaid Rate (60 Days) for the Monthly Vintage Pool ending on the last day of the month that is three (3) calendar months prior to such Measurement Date and the two immediately preceding Monthly Vintage Pools.
“Account Bank” means (i) as of the Third Omnibus Amendment Effective Date, Silicon Valley Bank, a division of First Citizens Bank and its successors and assigns and (ii) thereafter, any successor Account Bank that is a Qualified Institution as may be designated by the Seller to the Purchaser Agent upon not less than five (5) Business Days’ prior written notice in accordance with Section 13(i).
“Additional Purchaser” has the meaning set forth in the preamble to this Agreement.
“Advance Collections” means, with respect to any Receivable, all Collections thereon classified as a repayment of the Instacash Advance Amount of such Receivable.

[MoneyLion] Master Receivables Purchase Agreement

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EXHIBIT 10.37
“Affiliate” means, with respect to any Person, any other Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person. For purposes of this definition, a Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract or otherwise.
“Agreement” has the meaning set forth in the preamble to this Agreement, and includes all exhibits, annexes and schedules attached hereto, and any addenda, supplements or amendments hereto.
“Applicable Law” shall mean any and all federal, state, local and/or applicable foreign statutes, ordinances, rules, regulations, court orders and decrees, administrative orders and decrees, and other legal requirements of any and every conceivable type applicable to the Receivables, Seller or Servicer.
“Asset” means a Receivable and Related Rights (including, without limitation, the MoneyLion Instacash Terms and Conditions and all rights of the Seller thereunder), together with any other property and any other rights related thereto.
“Backup Servicer” means Vervent Inc. or such other Person mutually selected by the Servicer and the Purchaser Agent.
“Backup Servicing Agreement” means the Backup Servicing Agreement (however styled) to be entered into by and among the Backup Servicer, the Servicer and the Purchaser Agent after the Closing Date, as amended, supplemented or otherwise modified from time to time.
“Bankruptcy Code” means The Bankruptcy Reform Act of 1978, as amended from time to time, and as codified as 11 U.S.C. Section 101 et seq.
“Borrower Account” has the meaning set forth in the Servicing Agreement.
“Business Day” means any day excluding Saturday, Sunday and any day which is a legal holiday under the laws of the State of New York or is a day on which banking institutions located in New York are authorized or required by law or other governmental action to close.
“Calculation Tenor” means, for each Monthly Vintage Pool, a period of 30, 60, 90, 180, 270 or 360 days, as applicable, in each case beginning on the latest Instacash Repayment Date for any Receivable contained in such Monthly Vintage Pool; provided, that, for purposes of calculating the Purchase Price, so long as the Receivables contained in any Monthly Vintage Pool with the related Instacash Repayment Date greater than 30 days following the related Instacash Disbursement Date (such Receivables, the “30 Day Plus Due Date Receivables”) represent less than or equal to 1% of all Receivables included in such Monthly Vintage Pool, the Instacash Repayment Date for the 30 Day Plus Due Date Receivables shall be deemed to be 30 days following the related Instacash Disbursement Date.

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EXHIBIT 10.37
“Change of Control” means, at any time, any of the following events shall occur:
(a)    with respect to the Servicer, Parent shall cease to Beneficially Own and control 100% on a fully diluted basis of the economic and voting interest in the Stock of the Servicer;
(b)    with respect to the Seller, the Servicer shall cease to Beneficially Own and control 100% on a fully diluted basis of the economic and voting interest in the Stock of Seller;
(c)    with respect to the Parent, any Unrelated Person or any Unrelated Persons, acting together, that would constitute a Group together with any Affiliates or Related Persons thereof (in each case also constituting Unrelated Persons) shall at any time Beneficially Own more than 50% of the aggregate voting power of all classes of Voting Stock of the Parent; or
(d)    the Seller merges or consolidates with any other Person and after giving effect to such merger or consolidation, the Seller is not the surviving entity, or the Seller sells all or substantially all of its assets to any Person.
As used herein, (a) “Beneficially Own” shall mean “beneficially own” as defined in Rule 13d-3 of the Exchange Act, or any successor provision thereto; provided, however, that, for purposes of this definition, a Person shall not be deemed to Beneficially Own securities tendered pursuant to a tender or exchange offer made by or on behalf of such Person or any of such Person’s Affiliates until such tendered securities are accepted for purchase or exchange; (b) “Group” shall mean a “group” for purposes of Section 13(d) of the Exchange Act; (c) “Unrelated Person” shall mean at any time any Person other than the Seller or any of its Subsidiaries and other than any trust for any employee benefit plan of the Seller or any of its Subsidiaries; (d) “Related Person” shall mean any other Person owning (1) 5% or more of the outstanding common stock of such Person, or (2) 5% or more of the Voting Stock of such Person; and (e) “Voting Stock” of any Person shall mean the capital stock or other indicia of equity rights of such Person which at the time has the power to vote for the election of one or more members of the Board of Directors (or other governing body) of such Person.
“Closing Date” means June 30, 2024.
“Code” means the Internal Revenue Code of 1986, as amended.
“Concentration Limitations” means the criteria set forth on Annex A.
“Collection Account” means (i) as of the Third Omnibus Amendment Effective Date, the deposit account held at the Account Bank in the name of the Servicer on behalf of the Purchasers with account number ended 2168, and (ii) thereafter, any successor Collection Account at an Account Bank as may be designated by the Seller to the Purchaser Agent upon not less than five (5) Business Days’ prior written notice in accordance with Section 13(i).
“Collections” means, with respect to a Purchased Receivable, all payments made by or on behalf of the MoneyLion Accountholders in respect of any Purchased Receivable and the Related Rights, and any proceeds thereof, whether in the form of cash, checks, wire transfers,

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EXHIBIT 10.37
electronic transfers or any other form of cash payment. For the avoidance of doubt, any ACH return fees or debit card chargebacks in respect of any Purchased Receivable and the Related Rights shall not constitute Collections.
“Commitment” means, with respect to each Purchaser, the aggregate maximum Purchase Price amount such Purchaser is obligated to pay (without utilizing any Recycled Collection) and keep outstanding hereunder on account of all Purchases as set forth opposite such Purchaser’s name on Schedule I attached to this Agreement, as such amount may be modified in accordance with the terms hereof.
“Competitor” means any company or business that operates in any line of business, or offers any product or service offering, of the type performed or offered by Parent in the consumer finance or embedded finance marketplace industries and listed on Schedule VI hereto, as the same may be amended by notice from the Seller to the Purchaser Agent from time to time.
“Compliance Certificate” means the form of Compliance Certificate attached hereto as Exhibit F, executed by an authorized signatory of the Seller and delivered in accordance with Section 9(c).
“Confirmation” means an electronic notification from the Seller to a Purchaser, in a form substantially similar to the form attached as Exhibit A, notifying such Purchaser of the intended sale of certain Receivables on a specified Purchase Date.
“Controlled Group” means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with the Seller or any Subsidiary of the Seller (or (x) in the case of the Purchaser Agent, together the Purchaser Agent or any Subsidiary of the Purchaser Agent and (y) in the case of a Purchaser, together such Purchaser or any Subsidiary of such Purchaser), are treated as a single employer under Section 414 of the Code or Section 4001(b) of ERISA.
“Debt” of any Person means, without duplication: (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business); (c) the face amount of all letters of credit issued for the account of such Person and without duplication, all drafts drawn thereunder and all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments issued by such Person; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by such Person; (f) all obligations in respect of any lease of, or other arrangement conveying the right to use, any property by such Person as lessee that has been or should be accounted for as a capital lease on a balance sheet of such person prepared in accordance with GAAP; (g) the principal balance outstanding under any synthetic lease, off-balance sheet loan or similar off balance sheet financing product; (h) all obligations, whether or not contingent, to purchase,

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redeem, retire, defease or otherwise acquire for value any shares of capital stock, equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other profit interests in or equivalents of any Person (other than an individual), or any securities convertible into or exchangeable for any of the foregoing or warrants, options or other rights to purchase, subscribe for or otherwise acquire any of the foregoing; (i) all indebtedness referred to in clauses (a) through (h) above secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien or security interest upon or in property (including accounts and contracts rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness; and (j) all contingent obligations, including, without limitation, liabilities under any guarantees.
“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.
“Defective Receivable” has the meaning set forth in Section 7.
“Dollars” and the sign “$” mean the lawful money of the United States.
“Eligibility Criteria” means the criteria specified in Annex A hereto, subject to any changes agreed to in writing by the Purchaser Agent and the Seller after the date hereof.
“Eligibility Guidelines” means the Eligibility Guidelines of the Servicer for Instacash in effect on the Closing Date, a copy of which is attached hereto as Exhibit E, as amended, supplemented or otherwise modified from time to time in accordance with the terms of Section 9(e).
“Eligible MoneyLion Accountholder” means, with respect to any Receivable, a MoneyLion Accountholder that (a) is a natural person at least eighteen (18) years of age and (b) is not an employee, or affiliated with any employee of, the Servicer or any of its respective Affiliates.

“Eligible Receivable” means a Receivable with respect to which the Eligibility Criteria are satisfied as of the applicable date of determination.
“Eligible Receivables Schedule” means the list of Eligible Receivables offered for sale to a Purchaser on any Purchase Date.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended to the date hereof and from time to time hereafter, and any successor statute as in effect from time to time. References to sections of ERISA also refer to any successor sections.
“Excluded Amounts” means with respect to Instacash, any voluntary tips paid by the applicable MoneyLion Accountholder and any fees charged and collected in connection

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EXHIBIT 10.37
therewith including, without limitation, any Turbo Fees, wire transfer fees, payment processing fees and other similar fees and charges. For the avoidance of doubt, tips and fees are separate financial instruments and not part of the sale transaction contemplated by this Agreement.

“Experiment Tier” means an alternative eligibility flow for eligibility and rule testing (it being understood that the relevant MoneyLion Accountholder may transition from the Experiment Tier to other tiers based on certain actions (positive performance and/or addition of direct deposit)).

“Facility Limit” means $175,000,000 which amount may be increased by up to $75,000,000 pursuant to Section 16.

“FATCA” means Sections 1471 through 1474 of the Internal Revenue Code, as of the date of this Agreement (or any amended or successor version that is substantially comparable and not materially more onerous to comply with), any current or future United States Treasury Regulations promulgated thereunder or interpretations thereof, any applicable agreement entered into pursuant to Section 1471(b)(1) of the Internal Revenue Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreements, treaty or convention among Governmental Authorities and implementing such Sections of the Internal Revenue Code.
“Funding Account” means the deposit account designated by the Seller in writing to the Purchaser Agent into which the Seller has directed each Purchaser to deposit its pro rata portion of the applicable Purchase Price.
“Group Outstanding Purchased Amount” means, as of any date of determination, an amount equal to the aggregate Individual Outstanding Purchased Amount of all Purchasers as of such date.
“GAAP” means the generally accepted accounting principles in the United States as in effect from time to time.
“Governmental Authority” means the United States, any State, any political subdivision of a State and any court, governmental agency, authority, instrumentality or body of the United States or any State or political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.
“Immediate Family Members” shall mean, with respect to any individual, such individual’s child, stepchild, grandchild or more remote descendant, parent, stepparent, grandparent, spouse, former spouse, qualified domestic partner, sibling, mother-in-law, father-in-law, son-in-law and daughter-in-law (including adoptive relationships), the estates of such individual and such other individuals above and any trust, partnership or other bona fide estate-planning vehicle the only beneficiaries of which are any of the foregoing individuals or any private foundation or fund that is controlled by any of the foregoing individuals or any donor-advised fund of which any such individual is the donor.

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“Indemnified Party” has the meaning set forth in Section 13(b).
“Individual Outstanding Purchased Amount” means, with respect to any Purchaser as of any date of determination, the aggregate amounts of Purchase Price paid by such Purchaser (including, for the avoidance of doubt, any portion of the Purchase Price paid utilizing the Recycled Collections) on or prior to such date on account of all Purchases less any Recycled Collections applied toward the Purchase Price as described in Section 4(c) and less all Advance Collections (other than Yield Collections) actually received by such Purchaser hereunder from time to time pursuant to clause 3. of Section 2(a)(i) of the Servicing Agreement; provided that at no time shall the Individual Outstanding Purchased Amount be less than $0.00.
“Insolvency Event” means, with respect to any Person, (a) the filing of a decree or order for relief by a court having jurisdiction in the premises with respect to such Person or any substantial part of its assets or property in an involuntary case under any applicable Insolvency Law, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, or ordering the winding-up or liquidation of such Person’s affairs, and such decree or order shall remain unstayed and in effect for a period of thirty (30) days, (b) the commencement by such Person of a voluntary case under any applicable Insolvency Law, (c) the consent by such Person to the entry of an order for relief in an involuntary case under any Insolvency Law, (d) the consent by such Person to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for such Person or for any substantial part of its assets or property, (e) the making by such Person of any general assignment for the benefit of creditors, (f) the admission by such Person in a legal proceeding of the inability of such Person to pay its debts generally as they become due, (g) the inability by such Person generally to pay its debts as they become due, or (h) the taking of action by such Person in furtherance of any of the foregoing.
“Insolvency Law” means in respect of any Person, any bankruptcy, reorganization, moratorium, delinquency, arrangement, insolvency, readjustment of debt, dissolution or liquidation law of any jurisdiction in effect at any time during the term of this Agreement applicable to such Person.
“Instacash” means a transaction in which a MoneyLion Accountholder (i) receives an advance from the Seller; (ii) maintains a RoarMoney Account with the Seller or has linked an external eligible bank account; and (iii) has authorized the Seller to debit such RoarMoney Account or external eligible bank account and associated debit card, as applicable, for the amount of repayment on the scheduled repayment date, all in accordance with the MoneyLion Instacash Terms and Conditions.
“Instacash Advance Amount” means, with respect to each Instacash, the amount of cash that the MoneyLion Accountholder receives in the form of an advance from the Seller in accordance with the MoneyLion Instacash Terms and Conditions.
“Instacash Application Time” means, with respect to each Instacash, the time on which the related MoneyLion Accountholder applies for the related Instacash.

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“Instacash Disbursement Date” means, with respect to each Instacash, the date on which the Seller disburses such Instacash.
“Instacash Repayment Amount” means, with respect to each Instacash, the total dollar amount expected to be received from the applicable MoneyLion Accountholder in connection with such Instacash, including, without limitation, repayment of the Instacash Advance Amount and Excluded Amounts made in connection with such Instacash.
“Instacash Repayment Date” means, with respect to each Instacash, the date on which the MoneyLion Accountholder is expected to remit the Instacash Repayment Amount. It is understood and agreed that other than Qualified Deferrals as such term is defined in the Servicing Agreement, the Seller may not permit MoneyLion Accountholders to defer their respective Instacash Repayment Dates without the Purchaser Agent’s consent.
“Joinder Agreement” means a Joinder Agreement in substantially the form of Exhibit D hereto.
“Lien” means, with respect to any property or asset of any Person, any mortgage, lien, pledge, charge or other security interest or encumbrance of any kind in respect of such property or asset.
“Lite Tier” means an eligibility classification applied to a MoneyLion Accountholder without a RoarMoney Account.
“Material Adverse Effect” means, with respect to any event or circumstance and any Person, a material adverse effect on: (i) the business or financial condition of such Person and its consolidated Subsidiaries, if any, taken as a whole; (ii) the ability of such Person to perform its material obligations under the Transaction Documents; or (iii) the validity or enforceability of any Transaction Document to which such Person is a party.
“Material Underperformance Event” means the occurrence of any of the following:
(a)For each Monthly Vintage Pool, as of any Measurement Date, (i) the aggregate Instacash Advance Amount that has been deferred of all MoneyLion Accountholders who have deferred their Instacash Repayment Date more than once on any particular Instacash Advance Amount divided by (ii) the aggregate Instacash Advance Amount for such Monthly Vintage Pool, exceeds 10%; or
(b)For each Monthly Vintage Pool, as of any Measurement Date, (i) the aggregate Instacash Advance Amount that has been deferred of all MoneyLion Accountholders who have deferred their Instacash Repayment Date for the first time divided by (ii) the aggregate Instacash Advance Amount for such Monthly Vintage Pool, exceeds 3%.
“Measurement Date” means the last day of each calendar month, commencing with July 31, 2024.

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“MoneyLion Instacash Terms and Conditions” means “MoneyLion Instacash Terms and Conditions” posted on the website https://www.moneylion.com/terms-and-conditions/ or another subdomain of such website and agreed to by a MoneyLion Accountholder.
“MoneyLion Accountholder” means a Person who created and maintains an account with the Seller in accordance with the MoneyLion Instacash Terms and Conditions.
“Monthly Period” means the period from and including the first day of a calendar month to and including the last day of such calendar month, provided, however, that the first Monthly Period hereunder will commence on the Closing Date and end on the last day of the calendar month in which the Closing Date occurs.
“Monthly Vintage Pool” means each pool of Receivables advanced by the Seller and sold to the Purchasers here under (and not repurchased pursuant to the terms hereof) whose Instacash Disbursement Date occurs during the same calendar month.
“Moody’s” means Moody’s Investors Service, Inc., together with its successors.
“Multiemployer Pension Plan” means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which the Seller or any other member of the Controlled Group contributes or has any liability, whether direct or indirect or absolute or contingent.
“Optional Repurchased Receivable” means any Receivable repurchased by the Seller, solely at the Seller’s option, pursuant to Section 10(a) or Section 10(b) of this Agreement.
“Parent” means MoneyLion Inc., a Delaware corporation.
“Parties” and “Party” means the Seller, Purchaser Agent and the Purchasers party to this Agreement from time to time, which shall include, for the avoidance of doubt, the Initial Purchaser and each Additional Purchaser that may from time to time become party hereto by execution of a Joinder Agreement pursuant to Section 14 hereof.
“PBGC” means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.
“Pension Plan” means a “pension plan,” as that term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of Section 302 of ERISA (other than a Multiemployer Pension Plan), and as to which the Seller, any Subsidiary of the Seller or any member of the Seller’s Controlled Group (or (x) in the case of the Purchaser Agent, as to which the Purchaser Agent, any Subsidiary of Purchaser Agent or any member of Purchaser Agent’s Controlled Group and (y) in the case of a Purchaser, as to which such Purchaser, any Subsidiary of such Purchaser or any member of such Purchaser’s Controlled Group), has any liability, whether direct or indirect or absolute or contingent, including any liability by reason of having been a substantial employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

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“Permitted Liens” means (i) Liens for taxes, assessments and governmental charges not yet due or the payment of which is being contested in good faith and by appropriate proceedings and for which adequate reserves are maintained in accordance with GAAP, and in the aggregate securing taxes, assessments and governmental charges of $10,000 or less at any one time, (ii) Liens arising by operation of law or agreement in favor of landlords, warehousemen, carriers, mechanics or materialmen, custodians or depository banks incurred in the ordinary course of business and not in connection with the borrowing of money that are either not yet due or being contested in good faith and by appropriate proceedings, (iii) any right of set-off granted in favor of any depository institution in respect of deposit accounts opened and maintained pursuant to the requirements of this Agreement, (iv) Liens in favor of the Purchaser Agent and (v) Liens existing on any Purchased Receivables and Related Rights so long as any such Liens are released automatically and immediately upon the sale of any such Purchased Receivables and Related Rights to the Purchasers in accordance with the terms of this Agreement.
“Person” means any natural person, corporation, business trust, joint venture, association, limited liability company, partnership, joint stock company, corporation, trust, unincorporated organization or Governmental Authority.
“Performance Guaranty” means that certain Performance Guaranty, dated as of the Closing Date, by the Servicer in favor of the Purchasers, as amended, supplemented or otherwise modified from time to time.
“Purchase Date” means each date a sale of Receivables is consummated hereunder; provided, that in any weekly period, there shall not be more than two Purchase Dates.
“Purchase Price” has the meaning set forth in Section 4(a).
“Purchased Receivables” means, as of any date of determination, each Receivable purchased by the Purchasers hereunder (and not repurchased pursuant to the terms hereof); provided, that upon any repurchase of a Purchased Receivable pursuant to the terms hereof, such Receivable shall cease to be a Purchased Receivable.
“Purchaser” has the meaning set forth in the preamble to this Agreement, and includes such Person’s permitted successors and assigns.
“Purchaser Indemnified Party” has the meaning set forth in Section 13(a).
“Qualified Institution” means a depository institution or trust company organized under the laws of the United States of America or any one of the States thereof or the District of Columbia (or any domestic branch of a foreign bank), (i)(A) that has either (1) a long term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short term unsecured debt rating or certificate of deposit rating of “A 1” or better by S&P or “P 1” or better by Moody’s, (B) the parent corporation of which has either (1) a long term unsecured debt rating of “A” or better by S&P and “A2” or better by Moody’s or (2) a short term unsecured debt rating or certificate of deposit rating of “A 1” or better by S&P and “P 1” or better by Moody’s or (C) is

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otherwise reasonably acceptable to the Purchaser Agent and (ii) the deposits of which are insured by the Federal Deposit Insurance Corporation.
“Receivable” means with respect to each Instacash made by the Seller in accordance with the MoneyLion Instacash Terms and Conditions, 100% of the right to receive payments from the related MoneyLion Accountholder, including the repayment of the Instacash Advance Amount and excluding any Excluded Amounts in connection with such Instacash.
“Recycled Collections” has the meaning set forth in Section 4(c).
“Regulatory Trigger Event” means (a) the commencement by any Governmental Authority in a jurisdiction of any formal inquiry or investigation (which for the avoidance of doubt excludes any routine inquiry or investigation), legal action or proceeding, against the Seller, the Servicer, any Subsidiary of the Servicer or any third party then engaged as a sub-servicer, challenging such Person’s authority to advance, hold, own, service, pledge or enforce any Purchased Receivable with respect to the residents of such jurisdiction, or otherwise alleging any noncompliance by such party with such jurisdiction’s Applicable Laws related to advancing, holding, pledging, servicing or enforcing such Purchased Receivable or otherwise related to such Purchased Receivable, which inquiry, investigation, legal action or proceeding (i) is not released or terminated in a manner acceptable to the Purchaser Agent in its reasonable good faith discretion within one hundred and twenty (120) calendar days of the earlier of Seller or the Servicer’s knowledge or receipt of written notice thereof and (ii) could reasonably be expected to have a Material Adverse Effect during the Term, as determined by the Purchaser Agent in its reasonable good faith discretion, or (b) the issuance or entering of any stay, order, judgment, cease and desist order, injunction, temporary restraining order, or other judicial or non-judicial sanction, order or ruling against the Seller, the Servicer, any Subsidiary of the Servicer or any third party then engaged as a sub-servicer related in any way to the advancing, holding, pledging, servicing or enforcing of any Purchased Receivable or rendering this Agreement unenforceable in such jurisdiction, the effect of which could reasonably be expected to have a Material Adverse Effect during the Term, as determined by the Purchaser Agent in its reasonable good faith discretion; provided, in each case, that upon the favorable resolution of such inquiry, investigation, action or proceeding (whether by judgment, withdrawal of such action or proceeding or settlement of such action or proceeding), as determined by the Purchaser Agent in its reasonable good faith discretion and confirmed by written notice from the Purchaser Agent, such Regulatory Trigger Event for such jurisdiction shall cease to exist immediately upon such determination by the Purchaser Agent. It is understood and agreed that the jurisdiction of a Regulatory Trigger Event is the entire United States if the applicable Governmental Authority is a federal authority. For the avoidance of doubt, a Regulatory Trigger Event shall only affect those Purchased Receivables with respect to which the applicable Governmental Authority or court has jurisdiction.
“Related Rights” means, with respect to any Receivable, (a) all payment rights relating thereto under the MoneyLion Instacash Terms and Conditions and all indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting payment of such Receivable, whether pursuant to the

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MoneyLion Instacash Terms and Conditions or otherwise, (b) all Advance Collections in respect of such Receivable, and (c) all products and proceeds of any of the foregoing items (a) through (b). Notwithstanding the foregoing, Related Rights shall not include any Excluded Amounts.
“Reportable Event” means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code or under Section 302 of ERISA.
“Repurchase Confirmation” means a Confirmation (Repurchase) substantially in the form of Exhibit C hereto relating to the repurchase by the Repurchase Purchaser from time to time of a Defective Receivable or an Underperforming Receivable pursuant to Section 7 or an Optional Repurchased Receivable pursuant to Section 10.
“Repurchase Price” means, as of any date of determination, with respect to the applicable Receivable that the Repurchase Purchaser is repurchasing from the applicable Repurchase Seller, an amount equal to (x) the Purchase Price previously paid for such Receivable plus (y) solely in the event that (A) the aggregate Instacash Advance Amount of any Monthly Vintage Pool in which such Receivable is advanced exceeds $2,500,000 and (B) any such Receivable’s Instacash Disbursement Date is more than five (5) calendar days prior to the related Repurchase Date, the amount of income the Repurchase Seller expected to earn to from such Receivable from the related Purchase Date (as mutually determined by the Repurchase Seller and the Seller) to the related Repurchase Date less (z) all Advance Collections received by the applicable Repurchase Seller with respect to such Receivable on or prior to the related Repurchase Date.
“Repurchase Purchaser” has the meaning set forth in Section 7.
“Repurchase Seller” has the meaning set forth in Section 7.
“Requirements of Law” means, with respect to any Person or any of its property, the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of any arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject, whether federal, state or local (including, without limitation, usury laws and retail installment sales acts).
“RoarMoney Account” means a “RoarMoney Account” (as defined in the MoneyLion Instacash Terms and Conditions as of the Third Omnibus Amendment Effective Date), it being agreed that the naming convention of such account may be changed in any applicable MoneyLion Instacash Terms and Conditions in effect after the Third Omnibus Amendment Effective Date but for purposes of this Agreement such account shall continue to be deemed to be a “RoarMoney Account.”
“S&P” means S&P Global Ratings, together with its successors.

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“Scheduled Termination Date” means the date that is the earliest to occur of (i) the two (2) year anniversary of the Closing Date, which date may be extended as provided in Section 11, (ii) the date on which the “Scheduled Termination Date” is declared and deemed to have occurred pursuant to Section 10 or (iii) this Agreement is terminated pursuant to Section 11.
“SEC” means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.
“Second Amendment Effective Date” means August 23, 2024.
“Seller” has the meaning set forth in the preamble to this Agreement.
“Seller Indemnified Party” has the meaning set forth in Section 10(b).
“Servicer” means MoneyLion Technologies Inc., a Delaware corporation, in its capacity as Servicer under the Servicing Agreement.
“Servicer Event of Default” has the meaning set forth in the Servicing Agreement.
“Servicing Agreement” means that certain Servicing Agreement, dated as of the Closing Date, among the Initial Purchaser, Purchaser Agent, Servicer and any Additional Purchasers from time to time party thereto and hereto, as amended, supplemented or otherwise modified from time to time.
“Solvent” means, with respect to any Person, (a) such Person will own assets for which the sum of the value of the assets, both at fair market valuation and at fair valuations, exceeds the sum of such Person’s debts and other obligations, both at fair market valuation and at fair valuations; (b) such Person is and shall be able to pay its debts as such debts become due; (c) such Person does not intend to, does not believe, and should not have reasonably believed, that it would incur debts beyond its ability to pay those debts as they become due, or that the debts are beyond its ability to pay as the debts mature; and (d) such Person has assets and property that are sufficient and adequate, and not unreasonable small, for the business(es) or transaction(s) in which such Person is engaged or is about to be engaged.
“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.
“Subsidiary” means, with respect to any Person, any corporation, partnership, limited liability company, association, joint venture or other business entity of which more than 50% of the total voting power of shares of stock or other ownership interests entitled (without regard to the occurrence of any contingency) to vote in the election of the Person or Persons (whether directors, managers, trustees or other Persons performing similar functions) having the power to direct or cause the direction of the management and policies thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that

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Person or a combination thereof; provided, in determining the percentage of ownership interests of any Person controlled by another Person, no ownership interest in the nature of a “qualifying share” of the former Person shall be deemed to be outstanding.
“Taxes” means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges, similar fees or withholdings (including backup withholdings) imposed under applicable law and/or by any governmental authority that are in the nature of a tax, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to any of the foregoing.
“Term” means the period of time from and including the Closing Date through the Scheduled Termination Date (or as otherwise extended by the Parties).
“Termination Event” means, with respect to a Pension Plan that is subject to Title IV of ERISA, the following: (a) a Reportable Event; (b) the withdrawal of the Seller or any other member of the Controlled Group from that Pension Plan during a plan year in which that the Seller or other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA; (c) the termination of that Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of that Pension Plan as a termination under Section 4041 of ERISA; (d) the institution by the PBGC of proceedings to terminate that Pension Plan; or (e) any event or condition that could reasonably constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, that Pension Plan.
“Third Omnibus Amendment Effective Date” means March 16, 2026.
“Total Assets” means, as of any date with respect to any Person, all assets of such Person and its consolidated Subsidiaries that in accordance with GAAP would be classified as assets upon a balance sheet of such Person prepared as of such date.
“Total Book Value” means, as of any date with respect to any Person, Total Assets minus Total Liabilities.
“Total Liabilities” means, as of any date with respect to any Person, all liabilities of such Person and its consolidated Subsidiaries that in accordance with GAAP would be classified as liabilities upon a balance sheet of such Person prepared as of such date.
“Total Plan Liability” means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single-employer plan terminations.
“Transaction Document” means this Agreement, the Servicing Agreement, the Performance Guaranty, each Joinder Agreement, and the Backup Servicing Agreement.

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“Treasury Regulations” means such provisions of the income tax regulations of the United States Department of the Treasury or any successor provisions promulgated under the Code.
“Turbo Fee” means a service fee charged by the Seller upon a MoneyLion Accountholder’s request to expedite disbursement of Instacash.
“UCC” means the Uniform Commercial Code as in effect from time to time in the applicable jurisdiction.
“Unfunded Liability” means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.
“Unpaid Rate (30 Days)” means, as of any date of determination with respect to any Monthly Vintage Pool, a percentage equal to (i) the aggregate Instacash Advance Amount of Receivables in such Monthly Vintage Pool that has not been repaid within thirty (30) calendar days of the Instacash Repayment Date relating to each such Receivable, divided by (ii) the aggregate Instacash Advance Amount for such Monthly Vintage Pool.
“Unpaid Rate (35 Days)” means, as of any date of determination with respect to any Monthly Vintage Pool, a percentage equal to (i) the aggregate Instacash Advance Amount of Receivables in such Monthly Vintage Pool that has not been repaid within thirty-five (35) calendar days of the Instacash Repayment Date relating to each such Receivable, divided by (ii) the aggregate Instacash Advance Amount for such Monthly Vintage Pool.
“Unpaid Rate (40 Days)” means, as of any date of determination with respect to any Monthly Vintage Pool, a percentage equal to (i) the aggregate Instacash Advance Amount of Receivables in such Monthly Vintage Pool that has not been repaid within forty (40) calendar days of the Instacash Repayment Date relating to each such Receivable, divided by (ii) the aggregate Instacash Advance Amount for such Monthly Vintage Pool.
“Unpaid Rate (60 Days)” means, as of any date of determination with respect to any Monthly Vintage Pool, a percentage equal to (i) the aggregate Instacash Advance Amount of Receivables in such Monthly Vintage Pool that has not been repaid within sixty (60) calendar days of the Instacash Repayment Date relating to each such Receivable, divided by (ii) the aggregate Instacash Advance Amount for such Monthly Vintage Pool.
“Unpaid Rate (65 Days)” means, as of any date of determination with respect to any Monthly Vintage Pool, a percentage equal to (i) the aggregate Instacash Advance Amount of Receivables in such Monthly Vintage Pool that has not been repaid within sixty-five (65) calendar days of the Instacash Repayment Date relating to each such Receivable, divided by (ii) the aggregate Instacash Advance Amount for such Monthly Vintage Pool.

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“Unpaid Rate (70 Days)” means, as of any date of determination with respect to any Monthly Vintage Pool, a percentage equal to (i) the aggregate Instacash Advance Amount of Receivables in such Monthly Vintage Pool that has not been repaid within seventy (70) calendar days of the Instacash Repayment Date relating to each such Receivable, divided by (ii) the aggregate Instacash Advance Amount for such Monthly Vintage Pool.
“Unused Portion of the Facility Limit” means, at any time of determination, an amount equal to (x) the Facility Limit at such time, minus (y) the Group Outstanding Purchased Amount at such time.
“Yield Collections” means, with respect to any Receivable, all Collections thereon in excess of, and that are not classified as a repayment of, the Purchase Price of such Receivable.
Section 2.Sale of Eligible Receivables; Related Covenants.
(a)Subject to the terms and conditions of this Agreement and in reliance upon the representations, warranties and agreements set forth herein, each Purchaser shall, on a committed basis, from time to time purchase from the Seller and make cash payments to Seller of the related Purchase Price in respect of the Eligible Receivables and all Related Rights pertaining thereto (each such cash payment, a “Purchase”), and the Seller shall take commercially reasonable measures to offer from time to time for sale to the Purchasers, in each case against delivery of the applicable Purchase Price, Eligible Receivables and all Related Rights pertaining thereto with an anticipated minimum sale volume as described on Schedule II hereto. Notwithstanding the foregoing, under no circumstances shall any Purchaser be obligated to purchase from the Seller if, after giving effect to such Purchase:
(i)The aggregate Group Outstanding Purchased Amount would exceed the Facility Limit; or
(ii)    the aggregate Individual Outstanding Purchased Amount of such Purchaser would exceed its Commitment.
(b)The Eligible Receivables and Related Rights sold on each Purchase Date shall be as described in the applicable Eligible Receivables Schedule as further described in Section 3 and shall be sold, transferred, assigned, set over and otherwise conveyed to the applicable Purchaser, absolutely and not as collateral security, pursuant to the applicable Confirmation pursuant to Section 3(b) below.
(c)Although the Parties hereto intend that any sale of Eligible Receivables hereunder shall constitute an absolute assignment and transfer of ownership of all of the Seller’s right, title and interest in and to the Eligible Receivables sold, and not a loan, if any such assignment is deemed to be a loan, the Parties hereto intend that the rights and obligations of the Parties hereto to such loan shall be established pursuant to the terms of this Agreement. The Parties also intend and agree that if and to the extent that the transfer of Purchased Receivables and Related Rights is for any purpose recharacterized by a court or other Governmental Authority as a collateral transfer for security or the transactions contemplated by this Agreement are characterized as financing transactions or loans, the Seller shall be deemed to have granted to the Purchaser Agent (on behalf of the Purchasers), and the Seller does hereby grant to the Purchaser Agent (on behalf of the Purchasers), on the Closing Date, a first priority security interest in all of the Seller’s

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right, title and interest in, to and under such Purchased Receivables and Related Rights and that this Agreement shall constitute a security agreement under applicable law and the Purchasers will have all the rights and remedies of a secured party under the UCC and other applicable law. The Seller hereby consents to the filing by the Purchaser Agent or its assignee of the UCC-1 financing statement set forth as Exhibit B hereto in connection with the granting of security interest pursuant to this Section 2(c).
(d)The Seller shall not take any action inconsistent with the Purchaser’s ownership in Purchased Receivables and shall not claim any ownership interest in any such Purchased Receivables (in each case other than with respect to any such Defective Receivables, Underperforming Receivables and Optional Repurchased Receivables repurchased by the Repurchase Purchaser pursuant to this Agreement).
(e)The Seller shall not organize under the law of any jurisdiction other than the state under which it is organized as of the date hereof (whether changing its jurisdiction of organization or organizing under an additional jurisdiction) without giving at least ten (10) days prior written notice of such action to the Purchaser Agent. Before effecting such change, the Seller shall prepare and file in the appropriate filing office any financing statements or other statements necessary to continue the perfection of the Purchaser Agent’s interests in the Purchased Receivables.
(f)At any time, and from time to time hereafter, upon the reasonable request of the Purchaser Agent, and without payment of further consideration to the Seller, the Seller will do, execute, acknowledge and deliver, and will cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, recordings and assurances as may be reasonably required in order to better assign, transfer, grant, convey, assure and confirm to the applicable Purchasers ownership of the Assets sold hereunder (if any) (other than any such Defective Receivables, Underperforming Receivables and Optional Repurchased Receivables repurchased by the Repurchase Purchaser in accordance with this Agreement).
(g)The Purchaser Agent and the Purchasers shall not notify any MoneyLion Accountholder of any sale, assignment, set-over, transfer and conveyance to the Purchaser(s) hereunder of any Receivable.
Section 3.Sale Procedures; Seller Delivery Obligations.
(a)On each Purchase Date, the Seller shall deliver to the Purchaser Agent, on behalf of the Purchasers, a Confirmation with respect to those Eligible Receivables offered by the Seller for sale to the Purchasers on such date. Such Confirmation shall (i) be accompanied by an Eligible Receivables Schedule; (ii) include the aggregate Purchase Price for such Eligible Receivables to be paid on such proposed Purchase Date; and (iii) not specify any Purchaser, it being understood that Purchaser Agent shall specify the applicable Purchaser party to such Confirmation.
(b)One or more Purchasers shall purchase such Eligible Receivables on any Purchase Date in accordance with Section 2 by remitting the aggregate Purchase Price listed on the applicable Confirmation on the Purchase Date set forth therein, and such payment shall for all purposes be deemed an acceptance of the offer of sale of the Receivable described therein (and the Related Rights), and upon such acceptance the Confirmation shall serve for all purposes as a legal, binding and enforceable bill of sale and assignment for each Receivable described therein (and the Related Rights).

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(c)In connection with each sale of Eligible Receivables hereunder, the Seller shall, at its own expense, on and after such Purchase Date, other than with respect to (x) any Defective Receivables and Underperforming Receivables repurchased by the Repurchase Purchaser after such Purchase Date pursuant to Section 7 below and (y) any Optional Repurchased Receivables repurchased by the Repurchase Purchaser after such Purchase Date pursuant to Section 10 below, indicate in its computer files that the Eligible Receivables transferred on such Purchase Date have been sold to a Purchaser (and shall specify such Purchaser) pursuant to this Agreement. Notwithstanding the foregoing, and without prejudice to the absolute sale (if any) intended hereby, the Seller may retain data relating to each Asset sold hereunder to be used by the Seller or its Affiliates for any lawful purpose.
Section 4.Purchase Price; Payment; Unused Fee.
(a)From the Closing Date until the end of the first Monthly Period to occur after the Closing Date, the “Purchase Price” to be paid by a Purchaser in respect of Eligible Receivables on any Purchase Date shall be the Initial Purchase Price, which shall be calculated in accordance with the definition of such term set forth on Schedule III attached hereto.
(b)After the end of the first Monthly Period to occur after the Closing Date, the “Purchase Price” to be paid by a Purchaser in respect of Eligible Receivables on any Purchase Date shall be the Adjusted Purchase Price, which shall be calculated in accordance with the definition of such term set forth on Schedule III attached hereto.
(c)On each Purchase Date, all payments of the Purchase Price shall be made by wire transfer (or as otherwise mutually agreed by the Seller and the applicable Purchaser), in immediately available funds, to the Funding Account or an account designated by the Seller to the Purchaser Agent in writing. Notwithstanding the foregoing, if on any Purchase Date there are Advance Collections in the Borrower Account, the Purchasers may utilize such Advance Collections (any such Advance Collections so utilized, “Recycled Collections”) to pay all or a portion, as applicable, of the Purchase Price on such Purchase Date and on such Purchase Date the applicable Purchaser shall only be required to wire to the Funding Account any Purchase Price in excess of the Recycled Collections so applied. In the event any Purchaser utilizes the Recycled Collections to pay all or a portion of the Purchase Price, on the applicable Purchase Date, the Purchaser Agent shall transfer the Recycled Collections to the Funding Account.
(d)The Seller agrees to pay to the Purchaser Agent, a non-refundable unused fee (the “Unused Fee”), payable on a monthly basis in arrears, on the date that is five (5) Business Days after the end of each calendar month, commencing with September 9, 2024, in an amount equal to two percent (2%) per annum times the daily average Unused Portion of the Facility Limit, which shall be calculated on the basis of a 360-day year for the actual number of days elapsed during each calendar month; provided, that, the aggregate amount of the Unused Fees payable to the Purchaser Agent during the Term shall in no event exceed $1,750,000.
Section 5.Seller’s Representations and Warranties.
(a)The Seller makes, as of the date hereof and as of each Purchase Date, each of the representations and warranties set forth in Annex B hereto.

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(b)The representations and warranties set forth in this Section 5 shall survive the date hereof and the sale of Eligible Receivables to a Purchaser on each Purchase Date.
Section 6.Purchasers’ Representations and Warranties.
(a)The Purchaser Agent and the Purchasers make, as of the date hereof and as of each Purchase Date, each of the representations and warranties set forth in Annex C hereto.
(b)The representations and warranties set forth in this Section 6 shall survive the date hereof and the purchase of Eligible Receivables by a Purchaser on each Purchase Date.
Section 7.Repurchase Rights and Obligations.
(a)Upon discovery by the Seller or Servicer, or if the Seller or Servicer receives notice and related documentation from any of the other Parties to the Transaction Documents, that any Receivable sold to a Purchaser hereunder which was represented to be an Eligible Receivable, was not an Eligible Receivable as of the related Purchase Date (each such Receivable, a “Defective Receivable”), the Seller (in its capacity as a purchaser of a Receivable pursuant to this Section 7 or Section 10, the “Repurchase Purchaser”) shall have four (4) Business Days to cure such breach (the date on which the Repurchase Purchaser pays the applicable Repurchase Seller the Repurchase Price, the “Repurchase Date”) by repurchasing from the applicable Purchaser (in its capacity as a seller of a Receivable pursuant to this Section 7 or Section 10, a “Repurchase Seller”) such Defective Receivable and all Related Rights at the Repurchase Price.
(b)Upon the occurrence of a Material Underperformance Event, the Repurchase Purchaser may (but shall not be obligated to) cure such Material Underperformance Event within ten (10) Business Days from the occurrence of such Material Underperformance Event by repurchasing from the applicable Repurchase Seller at the Repurchase Price certain of the Receivables (as determined by the Repurchase Purchaser) whose related MoneyLion Accountholders have deferred their Instacash Repayment Date (each such Receivable repurchased by the Seller, solely at the Seller’s option, in connection with the occurrence of a Material Underperformance Event, an “Underperforming Receivable”) until the applicable Material Underperformance Event no longer exists.
(c)Upon the repurchase by the Repurchase Purchaser of a Defective Receivable pursuant to Section 7(a), an Underperforming Receivable pursuant to or Section 7(b) and an Optional Repurchased Receivable pursuant to Section 10, the applicable Repurchase Seller does hereby:
(i)sell, transfer, assign, and otherwise convey to the Repurchase Purchaser all right, title and interest of such Repurchase Seller in and to the applicable Defective Receivable, the applicable Underperforming Receivable, or the applicable Optional Repurchased Receivable and Related Rights thereto;
(ii)release (or cause the release of) any Liens in respect of such Defective Receivable, such Underperforming Receivable or such Optional Repurchased Receivable and represent and warrant to the Repurchase Purchaser that such Repurchase Seller has full and marketable title to such Defective Receivable, such Underperforming Receivable or such Optional Repurchased Receivable, free and clear of all Liens; and

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(iii)represent and warrant to the Repurchase Purchaser that such Repurchase Seller has the full power and authority to so convey such rights, titles, and interests to the Repurchase Purchaser.
(d)The representations and warranties set forth in Section 7(c)(ii) and Section 7(c)(iii) shall survive the date of repurchase and the termination of this Agreement.
(e)Upon any repurchase of a Defective Receivable, an Underperforming Receivable or an Optional Repurchased Receivable, the applicable Repurchase Seller shall execute any documents, instruments, or assignments necessary to effect the transfer and assignment of all of such Repurchase Seller’s right, title and interest in and to such Defective Receivable, such Underperforming Receivable or such Optional Repurchased Receivable to the Repurchase Purchaser, including, without limitation, a Repurchase Confirmation, and shall release or terminate (or caused to be released or terminated) any Liens then covering such Defective Receivable, such Underperforming Receivable or such Optional Repurchased Receivable. Any reasonable and documented out-of-pocket expenses incurred by the applicable Repurchase Seller in connection with any such transfer and assignment, release or termination shall be paid for by the Repurchase Purchaser promptly upon demand by the Repurchase Seller.
(f)The Repurchase Purchaser and each Repurchase Seller agree to act in good faith in connection with any repurchase, or requested repurchase, under this Section 7 or Section 10. In case of any dispute regarding a requested repurchase, each of the Repurchase Purchaser and the applicable Repurchase Seller agrees to cooperate in good faith in attempting to resolve such dispute.
Section 8.Conditions to Purchase and Sale.
(a)The Seller’s obligation to sell and deliver the applicable Eligible Receivables hereunder as of any Purchase Date shall be subject to each of the following conditions precedent:
(i)all representations, warranties and statements by or on behalf of the Purchasers contained in this Agreement shall be true and correct in all material respects on the applicable Purchase Date (or such other date as is specifically set forth therein); and
(ii)the applicable Purchase Price shall have been paid as described herein.
(b)The Purchasers’ obligation to purchase the Eligible Receivables hereunder as of any Purchase Date shall be subject to each of the following conditions precedent:
(i)all representations, warranties and statements by or on behalf of the Seller contained in this Agreement shall be true and correct in all material respects on the applicable Purchase Date (or such other date as is specifically set forth therein);
(ii)Seller shall be in compliance in all material respects with the applicable covenants under the Transaction Documents;
(iii)such Purchaser’s receipt of the applicable Confirmation (including the applicable Eligible Receivables Schedule);

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(iv)no Servicer Event of Default shall have occurred and be continuing;
(v)the Purchaser Agent has received the Transaction Documents (other than the Backup Servicing Agreement pursuant to clause (vi) below), each dated the Closing Date or as of the Closing Date (other than such Transaction Documents that are executed in connection with any Joinder Agreement, which Transaction Documents shall be dated as of the date of such Joinder Agreement) duly executed and delivered by each party thereto and being in full force and effect;
(vi)with respect to any Purchase Date occurring after the date that is ninety (90) days (or such later date that the Purchaser Agent (on behalf of the Purchasers) may reasonably agree to) after the Closing Date, the Purchaser Agent shall have received a duly executed and delivered Backup Servicing Agreement;
(vii)no Event of Termination or Material Underperformance Event has occurred and is continuing; and
(viii)unless otherwise waived by the Purchasers, the Seller shall have been in compliance with the Concentration Limitations on a pro forma basis after giving effect to such Purchase.
Section 9.Covenants of the Seller.
At all times from the Closing Date until the Scheduled Termination Date:
(a)Financial Reporting. Within sixty (60) days after the end of each fiscal quarter, commencing with the fiscal quarter ending January 2, 2026, the Seller shall furnish to the Purchaser Agent a summary statement of Parent’s estimated total revenue for such fiscal quarter (and each respective fiscal month in such fiscal quarter).
(b)Event of Termination; Regulatory Trigger Events. The Seller will deliver to the Purchaser Agent (on behalf of the Purchasers), promptly, and in any event within five (5) Business Days of any authorized officer of the Seller obtaining knowledge (i) of any condition or event that constitutes an Event of Termination or that after notice or lapse of time or both would constitute an Event of Termination or that notice has been given to the Seller or any of its subsidiaries with respect thereto; (ii) of the occurrence of any event or change that has caused or evidences, either in any case or in the aggregate, a materially adverse effect on the business, a material portion of the Purchased Receivables, properties or financial condition of the Seller to perform the services provided for herein or (iii) the occurrence of any of the events described in the definition of Regulatory Trigger Event that, in the Servicer’s reasonable, good faith discretion, would reasonably be expected to result in a Regulatory Trigger Event, a certificate of such authorized officer specifying the nature and period of existence of such condition, event or change, or specifying the notice given and action taken by any such Person and the nature of such claimed Event of Termination, potential Regulatory Trigger Event, and what action the Seller or any of its Affiliates, as applicable, has taken, is taking and proposes to take with respect thereto.
(c)Monthly Compliance Reporting. Within three (3) Business Days following the last day of each calendar month commencing with the calendar month ending on July 31, 2024, the Seller shall deliver a Compliance Certificate signed by an

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officer of the Seller, stating that no Event of Termination has occurred during the most recently completed Monthly Period.
(d)Sales and Liens. Except as otherwise provided herein and Permitted Liens, the Seller shall not sell, assign or otherwise dispose of, or permit any Lien (except for Permitted Liens) upon or with respect to any Purchased Receivables and the Related Rights.
(e)Eligibility Guidelines. The Seller shall not, and shall not permit Servicer to, amend or otherwise modify the Eligibility Guidelines in any manner without the prior written consent of the Purchasers.
(f)
Section 10.Events of Termination.

If any of the following events (each an “Event of Termination”) shall occur:
(a)As of the last day of any Monthly Period, with respect to any Monthly Vintage Pool, if the Unpaid Rate (30 Days) shall exceed 13.00% (the “Level One Unpaid Rate Repurchase Trigger” and any such Monthly Vintage Pool whose Unpaid Rate (30 Days) exceeds 13.00%, a “Level One Monthly Vintage Pool”); provided, that such occurrence shall not be deemed an occurrence of an Event of Termination under this Section 10(a) if either (x) the Unpaid Rate (35 Days) of each such Level One Monthly Vintage Pool, measured as of the last day of such Monthly Period or as of, or prior to the date that is five (5) calendar days following the last day of such Monthly Period, does not exceed 13.00% and the Unpaid Rate (40 Days) of each such Level One Monthly Vintage Pool, measured as of the last day of such Monthly Period or as of, or prior to the date that is ten (10) calendar days following the last day of such Monthly Period, does not exceed 13.00% (such Level One Monthly Vintage Pool, a “Cured Level One Monthly Vintage Pool”) or (y) in the event the Seller, at its sole option, within ten (10) Business Days after the last day of such Monthly Period repurchases at the Repurchase Price certain of the Receivables (as determined by the Seller) in such Monthly Vintage Pool that have not been repaid within thirty (30) calendar days of the Instacash Repayment Date relating to each such Receivable until the Unpaid Rate (30 Days) for the remaining Receivables in such Monthly Vintage Pool is equal to or not greater than the Level One Unpaid Rate Repurchase Trigger; further provided that it shall be an Event of Termination under this Section 10(a) if the Monthly Vintage Pool immediately succeeding a Cured Level One Monthly Vintage Pool is Level One Monthly Vintage Pool;
(b)As of the last day of any Monthly Period, with respect to any Monthly Vintage Pool, if the Unpaid Rate (60 Days) shall exceed 11.00% (the “Level Two Unpaid Rate Repurchase Trigger” and any such Monthly Vintage Pool whose Unpaid Rate (60 Days) exceeds 11.00%, a “Level Two Monthly Vintage Pool”); provided, that such occurrence shall not be deemed an occurrence of an Event of Termination under this Section 10(b) if either (x) the Unpaid Rate (65 Days) of each such Level Two Monthly Vintage Pool, measured as of the last day of such Monthly Period or as of, or prior to the date that is five (5) calendar days following the last day of such Monthly Period, does not exceed 11.00% and the Unpaid Rate (70 Days) of each such Level Two Monthly Vintage Pool, measured as of the last day of such Monthly Period or as of, or prior to the date that is ten (10) calendar days following the last day of such Monthly Period, does not exceed 11.00% (such Level Two Monthly Vintage Pool, a “Cured Level Two Monthly Vintage Pool”) or (y) in the event the Seller, at its sole option, within ten (10) Business Days after the last day of such Monthly Period repurchases at the Repurchase Price certain of the

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Receivables (as determined by the Seller) in such Monthly Vintage Pool that have not been repaid within sixty (60) calendar days of the Instacash Repayment Date relating to each such Receivable until the Unpaid Rate (60 Days) for the remaining Receivables in such Monthly Vintage Pool is equal to or not greater than the Level Two Unpaid Rate Repurchase Trigger; further provided that it shall be an Event of Termination under this Section 10(b) if the Monthly Vintage Pool immediately succeeding a Cured Level Two Monthly Vintage Pool is Level Two Monthly Vintage Pool;
(c)provided that, notwithstanding the foregoing, as of any date the aggregate amount of repurchases that may be effected by the Seller under this Section 10 or Section 7(b), in each case, solely at the Seller’s option, on a combined basis, shall not exceed an amount equal to 10% of the Group Outstanding Purchased Amount as of the date of such repurchase; further provided that, Seller shall only be entitled to exercise a repurchase under this Section 10 or Section 7(b) once per calendar year.
(d)As of the last day of any Monthly Period beginning with the Monthly Period ending on July 31, 2024, the 3-Month Average Unpaid Rate (30 Days) shall exceed 8.25%;
(e)As of the last day of any Monthly Period beginning with the Monthly Period ending on July 31, 2024, the 3-Month Average Unpaid Rate (60 Days) shall exceed 6.75%;
(f)The occurrence of any Change of Control which would reasonably be expected to impair the Servicer’s ability to perform its obligations under the Servicing Agreement;
(g)As of the last day each fiscal month, unrestricted and unencumbered cash and cash equivalents of the Parent and its Subsidiaries shall be less than $30,000,000; provided, however, in the event that this paragraph (f) is not satisfied as of the end of any calendar month, Parent shall have five (5) Business Days to cure such deficiency;
(h)As of the last day of each fiscal quarter, commencing with the fiscal quarter ending January 2, 2026, the estimated operating revenue of Parent (as reported pursuant to Section 9(a)) shall decrease by greater than twenty-five percent (25%) from the last day of the immediately preceding fiscal quarter; or
(i)Failure by the Seller to repurchase any Defective Receivable in accordance with Section 7(a);
then, in any such Event of Termination, the Purchaser Agent may (and at the direction of all Purchasers, shall) by notice to the Seller declare the Scheduled Termination Date to have occurred (in which case the Scheduled Termination Date shall be deemed to have occurred).
Section 11.Termination.
This Agreement shall terminate on the Scheduled Termination Date unless the Seller and the Purchaser Agent (on behalf of the Purchasers) mutually agree to extend the Scheduled Termination Date for an additional one-year period. Notwithstanding the foregoing, at any time prior to the Scheduled Termination Date, this Agreement may be terminated by mutual agreement between the Seller and the Purchaser Agent (on behalf of the Purchasers) or in

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accordance with Section 10. The expiration or termination of this Agreement shall not terminate or otherwise affect any obligations of the Seller, Purchaser Agent or the Purchasers from time to time under this Agreement relating to events prior to such termination or expiration. Without limiting the foregoing, the Seller’s repurchase obligations under Section 7, and the indemnification obligations of the Parties under Section 13(a) and Section 13(b), shall expressly survive the expiration or termination of this Agreement.
Section 12.Backup Servicing Agreement
Each of the Purchaser Agent and the Purchasers agrees that neither the Seller nor the Servicer shall have any obligation to pay or reimburse the Backup Servicer, the Purchaser Agent or any Purchaser for fees, costs and expenses incurred by the Backup Servicer, the Purchaser Agent or any Purchaser in connection with the preparation, negotiation, execution, delivery and administration of the Backup Servicing Agreement, including, without limitation, any fees or other amounts payable under the Backup Servicing Agreement.
Section 13.Miscellaneous Provisions.
(a)The Seller hereby indemnifies and holds harmless the Purchaser Agent, each Purchaser, their permitted assignees and their respective Affiliates and their respective officers, directors, employees, counsel and other agents (each, a “Purchaser Indemnified Party”) from and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ fees and expenses) actually suffered or incurred by such Purchaser Indemnified Party, arising out of or resulting from (i) the breach or inaccuracy of any representation, warranty, covenant or other agreement made by the Seller hereunder (other than with respect to any representation as to any Defective Receivable being an Eligible Receivable, provided such Defective Receivable is timely repurchased pursuant to the terms hereof) and (ii) any Regulatory Trigger Event occurring with respect to any Purchased Receivable.
(b)Purchaser Agent and each Purchaser hereby indemnifies and holds harmless the Seller and its Affiliates and its officers, directors, employees, counsel and other agents (each, a “Seller Indemnified Party,” and collectively with each Purchaser Indemnified Party, an “Indemnified Party”) from and against any and all liabilities, losses, damages, claims, costs and expenses, interest, awards, judgments and penalties (including reasonable attorneys’ fees and expenses) actually suffered or incurred by such Seller Indemnified Party, arising out of or resulting from the breach or inaccuracy of any representation, warranty, covenant or other agreement made by a Purchaser hereunder.
(c)Notwithstanding any other provision of this Agreement (including Section 13(a) and Section 13(b) above), to the fullest extent permitted by applicable law, each Party hereto, and each other Indemnified Party, shall not assert, and by its acceptance of rights hereunder hereby waives, and acknowledges that no other Person (including any assignee of any Eligible Receivable) shall have, whether pursuant to Section 13(a) or Section 13(b) or otherwise, any claim against the other Party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby or the transactions contemplated hereby or thereby. Notwithstanding any other provision of this Agreement (including Section 13(a) and Section 13(b) above), no Party shall be liable for any indemnification

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to an Indemnified Party to the extent that any such indemnified liabilities (a) result from such Indemnified Party’s gross negligence or willful misconduct, as finally determined by a court of competent jurisdiction, or (b) constitute recourse for uncollectible Purchased Receivables.
(d)NOTWITHSTANDING ANY OTHER PROVISION OF THIS AGREEMENT, UNTIL THE DATE ON WHICH INITIAL PURCHASER HAS ENTERED INTO A CREDIT FACILITY THAT PROVIDES DEBT FINANCING TO PURCHASE THE ELIGIBLE RECEIVABLES ON TERMS AND CONDITIONS SATISFACTORY TO THE PURCHASER AGENT IN ITS SOLE DISCRETION, PURCHASER AGENT AND EACH PURCHASER’S MAXIMUM LIABILITY, IN THE AGGREGATE, UNDER THIS AGREEMENT SHALL NOT EXCEED THE UNUSED FEES REQUIRED TO BE PAID TO PURCHASER AGENT AND EACH PURCHASER PURSUANT TO THE TERMS OF THE PRIOR TO ANY CLAIM (SUCH LIMIT ON THE MAXIMUM LIABILITY OF THE PURCHASER AGENT AND EACH PURCHASER, THE “LIABILITY LIMIT”). THE LIABILITY LIMIT SET FORTH IN THIS SECTION SHALL APPLY CUMULATIVELY TO ALL MULTIPLE LIABILITY EVENTS AND SHALL NOT BE MULTIPLIED BY THE NUMBER OF INDIVIDUAL EVENTS OR CLAIMS.
(e)This Agreement and the other Transaction Documents set forth the entire understanding among the Parties hereto as to the subject matter set forth herein. The provisions of this Agreement cannot be waived or modified unless such waiver or modification be in writing and signed by Parties hereto. Inaction or failure to demand strict performance shall not be deemed a waiver.
(f)THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) THEREOF. ALL JUDICIAL PROCEEDINGS BROUGHT ARISING OUT OF OR RELATING HERETO, OR ANY OF THE OBLIGATIONS HEREUNDER, MAY BE BROUGHT IN ANY STATE OR FEDERAL COURT OF COMPETENT JURISDICTION IN THE STATE, COUNTY AND CITY OF NEW YORK. BY EXECUTING AND DELIVERING THIS AGREEMENT, EACH OF THE PARTIES HEREUNDER, FOR ITSELF AND IN CONNECTION WITH ITS PROPERTIES, IRREVOCABLY (i) ACCEPTS GENERALLY AND UNCONDITIONALLY THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURTS; (ii) WAIVES ANY DEFENSE OF FORUM NON CONVENIENS; (iii) AGREES THAT SERVICE OF ALL PROCESS IN ANY SUCH PROCEEDING IN ANY SUCH COURT MAY BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY’S ADDRESS SET FORTH IN Section 13(i) OF THIS AGREEMENT, IS SUFFICIENT TO CONFER PERSONAL JURISDICTION OVER SUCH PARTY IN ANY SUCH PROCEEDING IN ANY SUCH COURT, AND OTHERWISE CONSTITUTES EFFECTIVE AND BINDING SERVICE IN EVERY RESPECT; AND (iv) AGREES THAT THE OTHER PARTIES HEREUNDER RETAIN THE RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO BRING PROCEEDINGS IN THE COURTS OF ANY OTHER JURISDICTION.
(g)EACH OF THE PARTIES HERETO HEREBY AGREES TO WAIVE ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF

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ACTION BASED UPON OR ARISING HEREUNDER OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY HERETO ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS Section 13(f) AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS HERETO OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
(h)This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page by facsimile or electronic transmission (i.e. “.pdf” or “.tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Each of the Parties hereto agrees that this Agreement and any other documents to be delivered in connection herewith may be electronically signed, and that any electronic signatures appearing on this Agreement or such other documents are the same as handwritten signatures for the purposes of validity, enforceability, and admissibility.
(i)If any provision of this Agreement shall be held, deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular situation, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other situation or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses or paragraphs herein contained shall not affect the remaining portions of this Agreement or any part hereof.
(j)All notices, requests, demands or other instruments which may or are required to be given by a Party to another hereunder to a Party’s address set forth in this Section 13(i) and may be delivered or furnished by electronic communication (including e-mail) pursuant to procedures mutually approved by the Seller and the Purchaser Agent. All notices, requests, demands or other instruments given by any Party to another hereunder shall be effective and be deemed to have been received (i) if delivered by hand,

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upon personal delivery, (ii) if delivered by overnight courier service, one (1) Business Day after delivery to such courier service, (iii) certified mail, upon receipt or refusal thereof, and (iv) if delivered by electronic mail, upon sender’s receipt of confirmation of proper transmission.
If to the Purchaser Agent or the Purchasers:
c/o Sound Point Capital Management, LP, as Purchaser Agent
375 Park Avenue, 33rd Floor
New York, NY 10152
Attn: General Counsel
Tel: (212) 895-2288
Email:     wruberti@soundpointcap.com
    compliance@soundpointcap.com

If to the Seller:
Gen Digital Inc.
60 E. Rio Salado Parkway, Suite 1000
Tempe, AZ USA
Attention: Chief Legal Officer
E-mail: legal.department@gendigital.com
    Any Party may change the address and name of the addressee to which subsequent notices are to be sent to it by notice to the others given as aforesaid, but any such notice of change, if sent by mail, shall not be effective until the fifth day after it is mailed.
(k)All forms specified by the text hereof or by reference to exhibits attached hereto shall be substantially as set forth herein, subject to such changes agreed to between the Purchaser Agent and the Seller, or as may be required by applicable laws hereafter enacted.
(l)Information provided by Seller or the Servicer to a Purchaser, Purchaser Agent or any of their respective Affiliates shall not include confidential information that meets the definition of non-public personally identifiable information (“NPI”) regarding a MoneyLion Accountholder as defined by Title V of the Gramm-Leach-Bliley Act of 1999 and implementing regulations (collectively, the “GLB Act”), or protected by other Requirements of Law regarding privacy (collectively, “Privacy Laws”).  Seller and Servicer agree that NPI will not be disclosed or made available to any Purchaser, Purchaser Agent or any of their third party, agent or employee for any reason whatsoever, other than upon written request by Purchaser Agent and:
(i)on a “need to know” basis in order for a Purchaser or Purchaser Agent to perform its obligations under this Agreement, any other Transaction Document and any other agreement related to the Receivables; provided, that such agents or representatives receiving NPI are subject to a confidentiality obligation which shall be consistent with and no less restrictive than the provisions of this Section 13(k); or

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(ii)as required by Requirements of Law or Governmental Authorities or as otherwise expressly permitted by this Agreement (subject to Privacy Laws); provided, that, prior to any disclosure of NPI to Purchaser Agent or a Purchaser as required by Requirements of Law, the applicable Purchaser(s) or Purchaser Agent shall, if permitted by Requirements of Law:
(A)not disclose any such information until it has notified Seller or Servicer in writing of all actual or threatened legal compulsion of disclosure, and any actual legal obligation of disclosure promptly upon becoming so obligated; and
(B)cooperate to the fullest extent possible with all lawful efforts by Seller and Servicer to resist or limit disclosure.
(C)Upon receipt of any NPI pursuant to Section 13(k)(i)-(ii), the receiving Purchaser(s) and Purchaser Agent shall: (i) promptly notify Seller of any unauthorized access to that NPI or any breach in security measures or systems for the protection of that NPI and take appropriate action to prevent further unauthorized access or cure such breach, (ii) cooperate with Seller and Servicer with respect to their investigation or inquiry as to any such unauthorized access or breach, provide any notices regarding such unauthorized access or breach to appropriate law enforcement agencies and government regulatory authorities and affected consumers as Servicer reasonably deems appropriate and pay reasonable expenses related thereto.
(D)Each of the Parties hereto shall comply with all Requirements of Law regarding use, disclosure and safeguarding of any and all consumer information and will maintain a comprehensive written information security program, in compliance with Requirements of Law, which shall include all necessary measures, including the establishment and maintenance of appropriate policies, procedures and technical, physical, and administrative safeguards, to (w) ensure the security and confidentiality of the NPI, (x) protect against any foreseeable threats or hazards to the security or integrity of NPI, (y) protect against unauthorized access to or use of such information, and (z) ensure appropriate disposal of NPI.
(m)This Agreement shall be binding on, and shall inure to the benefit of, the Seller, each Purchaser and the Purchaser Agent and may not be assigned by Party without the consent of the other Parties. Notwithstanding the foregoing, any Receivables sold hereunder and any related rights of the Purchasers with respect thereto under this Agreement and the other Transaction Documents may be assigned by a Purchaser to (i) Persons that are Affiliates and not Competitors, or (ii) in connection with a pledge under a private debt facility to a lender. In connection with any such permitted assignment, any additional reasonably customary fees and expenses incurred by the Seller as a result of any such assignment shall be promptly reimbursed by the applicable Purchaser(s) upon demand by the Seller. The Seller shall provide commercially reasonable assistance to the Purchasers or Purchaser Agent in connection with any such assignment of Eligible Receivables, provided that the Seller shall not be required to expend any of its own funds or incur any expenses in connection with such assistance. Notwithstanding the foregoing, assignments may not be made to any entity (including any Affiliates) for purposes of effecting or participating in a securitization transaction or other similar capital markets transaction (including but not limited to 144A/Regulation S private placements or registered offerings).

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(n)Notwithstanding anything to the contrary herein, the Purchaser Agent and Seller may from time to time, in their sole discretion, amend the Eligibility Criteria set forth on Annex A (which shall also include any corresponding amendments to the definition of “Eligible MoneyLion Accountholder”, as necessary), and any such amendments shall not require the execution of an amendment to this Agreement and shall be deemed effective upon Purchaser Agent’s and Seller’s written agreement thereof (which may be via email).
Section 14.Confidentiality
Each of the Purchaser Agent, Purchasers and the Seller (each, a “Receiving Party”) agrees to maintain the confidentiality of all information furnished or delivered to it pursuant to or in connection with the Transaction Documents (the “Information”). Such Information may be used by the Receiving Parties only for the purpose for which it was disclosed to them and may be disclosed only for the purpose of or in connection with the transactions contemplated by the Transaction Documents to:
(a)such Receiving Party’s Affiliates or such party’s or its Affiliates’ directors, officers, employees, agents, accountants, auditors, legal counsel and other representatives (collectively, “Receiving Party Representatives”), in each case, who need to know such Information for the purpose of assisting in the negotiation, completion and administration of such Transaction Documents, provided that any such Receiving Party Representative is made aware of the Receiving Party’s obligations under this Section 14 prior to such disclosure being made;
(b)such Receiving Party’s permitted assigns, transferee, successors and participants to the extent such disclosure is made pursuant to a written agreement to hold such information upon substantially the same terms as this Section 14 or such other terms as may be agreed by the Servicers and the Purchaser Agent;
(c)any Person who is a party to a Transaction Document;
(d)to the extent required by Applicable Law or by any Governmental Authority;
(e)the extent that such Receiving Party needs to disclose the same for the exercise, protection or enforcement of any of its rights under any of the Transaction Documents or in connection with any action or proceeding relating to any Transaction Document; and
(f)if the Seller, the Purchaser Agent or the applicable Purchaser, as applicable, shall have consented, in writing, to such disclosure.
Section 15.Joinder of Additional Purchasers.
At any time during the Term:
(a)without the written consent of the Seller or Servicer, one or more Additional Purchasers that (i) is an Affiliate of Purchaser Agent and/or a Purchaser and (ii) is not a Competitor may join this Agreement and the Servicing Agreement as a Purchaser in all respects by delivering an executed Joinder Agreement to the Seller and

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Servicer and such delivered Joinder Agreement shall be executed by Seller and Servicer; and
(b)with the written consent of the Seller, one or more Additional Purchasers that (i) is not an Affiliate of Purchaser Agent and/or a Purchaser and (ii) is not a Competitor may join this Agreement and the Servicing Agreement as a Purchaser in all respects by delivering an executed Joinder Agreement to the Seller and Servicer along with such other approvals, resolutions, certificates, legal opinions and other documents as the Seller may reasonably request, in each case, in form and substance reasonably acceptable to the Seller. Seller’s written consent pursuant to this Section 15(b) shall be evidenced by Seller and Servicer’s execution of such Joinder Agreement delivered by such Additional Purchaser provided, that, notwithstanding the foregoing, the Seller shall be entitled to deny its consent to assignments made pursuant to this Section 15(b) to more than five (5) other Persons in the aggregate hereunder.
(c)Upon execution of any Joinder Agreement, the Additional Purchaser thereunder shall become a Purchaser hereunder and under the Servicing Agreement, subject to the rights, duties and obligations of a Purchaser in all respects.
Section 16.Increase in Facility Limit.
Upon notice to the Purchaser Agent and each Purchaser, the Seller may request at any one or more times after the Closing Date that each of the Purchasers ratably increase their respective unused Commitments (an “Incremental Commitment”). The total amount of the Incremental Commitments shall not exceed $75,000,000. At the time of sending such notice with respect to the Purchasers and the Purchaser Agent, the Seller shall specify (x) the time period within which the Purchasers are requested to respond to the Seller’s request (which shall in no event be less than ten (10) days from the date of delivery of such notice to the Purchaser Agent) and (y) the amount of the Incremental Commitment being requested, which shall be in a minimum amount of $1,000,000. Each of the Purchasers shall notify the Purchaser Agent and the Seller and the Servicer within the applicable time period whether or not such Purchaser agrees, in its sole discretion, to make such ratable increase to such Purchaser’s Commitment or otherwise agrees to any lesser increase in its Commitment. Any Purchaser not responding within such time period shall be deemed to have declined to consent to an increase in such Purchaser’s Commitment. In the event that one or more Purchasers fails to consent to all or any portion of any such request for an increase in its Commitment, the Seller may request that any unaccepted portion of the requested increases in Commitments be allocated to one or more willing Purchasers as agreed in writing among the Seller and such willing Purchasers (in each case, in their sole discretion), such that such Purchasers increase in their Commitment exceeds such Purchaser’s ratable share. Any such Purchaser may agree, in its sole discretion, to such increase in its Commitment. If the Commitment of any Purchaser is increased in accordance with this Section 16, the Purchaser Agent, the Purchasers, the Seller and the Servicer shall determine the effective date with respect to such increase and shall enter into such documents as agreed to by such parties to document such increase in the Facility Limit. On the effective date of such increase, the Seller shall pay to each Purchaser that has increased its Commitment, through the

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Purchaser Agent, a non-refundable upsize fee in an amount equal to the product of (x) 1.00% and (y) the amount by which the Purchaser has increased its Commitment.

[SIGNATURE PAGES FOLLOW]

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IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.
Sound Point Capital Management, LP, as the Purchaser Agent
By:    ________________________________
Name:
Title:

SP Main Street Funding I LLC, as an Initial Purchaser
By:    ________________________________
Name:
Title:

ML PLUS LLC, as the Seller
By:    ________________________________
Name:
Title:
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SCHEDULE I
COMMITMENTS

Purchaser	Commitment
SP Main Street Funding I LLC	$175,000,000_____
Total:	$175,000,000

[Schedule I]
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SCHEDULE II
TARGET SALE AMOUNTS

Capacity Target (by Instacash Advance Amount at a Receivable’s Instacash Disbursement Date)
No less than 80% of Eligible Receivables advanced by the Seller during the period from the Closing Date until the Scheduled Termination Date as in effect on the Closing Date
If the Scheduled Termination Date as in effect on the Closing Date is extended by one (1) year in accordance with Section 11, then no less than 50% of Eligible Receivables advanced by the Seller during such one (1) year extension period

[Schedule II]
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SCHEDULE III

PURCHASE PRICE CALCULATIONS

“Adjusted Purchase Price” means, in respect of any purchase of Eligible Receivables on any Purchase Date, an amount equal to (a) the Instacash Advance Amount of such Receivables, less (b) an amount equal to the product of the Revised Percentage for such Receivables and the Instacash Advance Amount of such Receivables, less (c) an amount equal to the product of 2.17% and the Instacash Advance Amount of such Receivables.
“Base Percentage” means, as of any date of determination with respect to any Monthly Vintage Pool, the average Unpaid Rate for a Calculation Tenor of 360 days for the Monthly Vintage Pools advanced during the fourteenth, fifteenth and sixteenth immediately preceding Monthly Periods. Solely by way of example, the Base Percentage for the Monthly Vintage Pool for the July 2024 Monthly Period would be determined by averaging the Unpaid Rate for a Calculation Tenor of 360 days for the Monthly Vintage Pools advanced in March 2023, April 2023 and May 2023. The Base Percentage shall be recalculated and shall reset with respect to each Monthly Vintage Pool and once recalculated and reset, such Base Percentage shall be effective until reset again with the next Monthly Vintage Pool.
“Expected Unpaid Percentage” means, as of any date of determination with respect to any Monthly Vintage Pool, a percentage that is estimated to be the Unpaid Rate for each Calculation Tenor for the Monthly Vintage Pool to be advanced during the Monthly Period in which such determination date occurs. For any Monthly Vintage Pool, as of any date of determination, the Expected Unpaid Percentage for each Calculation Tenor shall be the average Unpaid Rate for the same Calculation Tenor for the Monthly Vintage Pools advanced during the fourteenth, fifteenth and sixteenth immediately preceding Monthly Periods. Solely by way of example, the Expected Unpaid Percentage for the Monthly Vintage Pool for the May 2024 Monthly Period for any Calculation Tenor would be determined by averaging the Unpaid Rate for the applicable Calculation Tenor for the Monthly Vintage Pools advanced in January 2023, February 2023 and March 2023.
“Initial Purchase Price” means, in respect of any purchase of Eligible Receivables on any Purchase Date, an amount equal to (a) the Instacash Advance Amount of such Receivables, less (b) an amount equal to the product of 3.54% and the Instacash Advance Amount of such Receivables, less (c) an amount equal to the product of 3.60% and the Instacash Advance Amount of such Receivables.
“Revised Percentage” means, as of any date of determination with respect to any Monthly Vintage Pool, a percentage calculated as described on Schedule IV. The Revised Percentage shall be recalculated and shall reset with respect to each Monthly Vintage Pool and once recalculated and reset, such Revised Percentage shall be effective until reset again with the next Monthly Vintage Pool.
“Unpaid Rate” means, as of any date of determination with respect to any Monthly Vintage Pool, a percentage equal to (i) the aggregate Instacash Advance Amount of Receivables
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in such Monthly Vintage Pool that has not been repaid during the applicable Calculation Tenor, divided by (ii) the aggregate Instacash Advance Amount for such Monthly Vintage Pool.
Notwithstanding anything to the contrary contained herein, solely for purposes of calculating the Purchase Price, any deferral granted in respect of any Instacash Repayment Date shall be disregarded.

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SCHEDULE IV
CALCULATION OF REVISED PERCENTAGE

For any Monthly Vintage Pool as to which a Revised Percentage is calculated, it shall be calculated as described in this Schedule IV:
1.For such Monthly Vintage Pool, start by calculating the Base Percentage.

2.Then, calculate the Expected Unpaid Percentage for each Calculation Tenor for the related Monthly Vintage Pool.

3.Thereafter, as such Monthly Vintage Pool seasons, for each Calculation Tenor, an adjustment (each, a “Performance Adjustment”) will be calculated (as described in clauses 4. and 5. below) at the beginning of the first month following the full aging of such Monthly Vintage Pool (each such date, a “Performance Adjustment Measurement Date”) through each Calculation Tenor. Solely by way of example, for the February 2024 Monthly Vintage Pool (the “Feb 2024 Example Pool”):

a.for the 30 day Calculation Tenor for the Feb 2024 Example Pool, a Performance Adjustment will be calculated for the Monthly Period beginning May 1, 2024;

b.for the 60 day Calculation Tenor for the Feb 2024 Example Pool, a Performance Adjustment will be calculated for the Monthly Period beginning June 1, 2024;

c.for the 90 day Calculation Tenor for the Feb 2024 Example Pool, a Performance Adjustment will be calculated for the Monthly Period beginning July 1, 2024;

d.for the 180 day Calculation Tenor for the Feb 2024 Example Pool, a Performance Adjustment will be calculated for the Monthly Period beginning October 1, 2024;

e.for the 270 day Calculation Tenor for the Feb 2024 Example Pool, a Performance Adjustment will be calculated for the Monthly Period beginning January 1, 2025; and

f.for the 360 day Calculation Tenor for the Feb 2024 Example Pool, a Performance Adjustment will be calculated for the Monthly Period beginning April 1, 2025.

4.Each Performance Adjustment for a 30 day Calculation Tenor will be calculated by:

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a.first, averaging the Unpaid Rates for a 30 day Calculation Tenor for each related Baseline Vintage (as defined below), thus resulting in a “Baseline Vintage Average”; 1 and then

b.second, subtracting from such Baseline Vintage Average the Expected Unpaid Percentage for the 30 day Calculation Tenor for the related Monthly Vintage Pool, as calculated in clause 2. above. The resulting percentage, which may be positive or negative, is the Performance Adjustment for the 30 day Calculation Tenor for such Monthly Vintage Pool.

5.Each Performance Adjustment for a 60, 90, 180, 270 or 360 day Calculation Tenor will be calculated by:

a.first, calculating the Baseline Vintage Average for the applicable Calculation Tenor; and then

b.second, subtracting from such Baseline Vintage Average the Expected Unpaid Percentage for the applicable Calculation Tenor for the related Monthly Vintage Pool; and then

c.third, subtracting from the resulting percentage in clause b. the Performance Adjustment for the 30 day Calculation Tenor and for each other Calculation Tenor (if any) previously calculated for such Monthly Vintage Pool (so, utilizing the example of the Feb 2024 Example Pool, a Performance Adjustment for a 180 day Calculation Tenor for the Feb 2024 Example Pool that would occur on October 1, 2024 would subtract, from the percentage derived in clause b. of this clause 5, the Performance Adjustments for the 30 day Calculation Tenor, the 60 day Calculation Tenor and the 90 day Calculation Tenor for the Feb 2024 Example Pool).

6.Finally, for any Monthly Vintage Pool, the Revised Percentage shall be calculated as follows:

a.first, take the Base Percentage for such Monthly Vintage Pool as described in clause 1 above; and then

b.second, calculate the sum of such Base Percentage and all Applicable Performance Adjustments (as defined below) for such Monthly Vintage Pool. The resulting percentage is the Revised Percentage for such Monthly Vintage Pool.

1     Solely by way of example, for a Performance Adjustment being calculated on May 1, 2024 for the Feb 2024 Example Pool, the Baseline Vintage Average would be calculated as the average of the Unpaid Rates for a 30 day Calculation Tenor for the Baseline Vintages, which would be the Monthly Vintage Pools for the December 2023, January 2024 and February 2024 Monthly Periods.
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The following definitions are applicable to the calculations in this Schedule IV:
“Applicable Performance Adjustments” means, for any Monthly Vintage Pool, one or more (and up to six (6), one for each Calculation Tenor) Performance Adjustments (calculated as of the Performance Adjustment Measurement Date) relating to the performance of preceding Monthly Vintage Pools for different completed Calculation Tenors to the extent different completed Calculation Tenors exist for such preceding Monthly Vintage Pools, each of which may be a positive or negative percentage and each of which will be added to the Base Percentage for such Monthly Vintage Pool (as described in clause 6 above) for purposes of calculating the Revised Percentage for such Monthly Vintage Pool. For any Monthly Vintage Pool, the Applicable Performance Adjustments will be, for each Calculation Tenor, the Performance Adjustment for the most recent Monthly Vintage Pool (if any) that has completed such Calculation Tenor. By way of example only, for the Monthly Vintage Pool for the Monthly Period beginning September 1, 2024, the Applicable Performance Adjustments would be:

a.the Performance Adjustment for the 30 day Calculation Tenor for the June 2024 Monthly Vintage Pool;

b.the Performance Adjustment for the 60 day Calculation Tenor for the May 2024 Monthly Vintage Pool;

c.the Performance Adjustment for the 90 day Calculation Tenor for the April 2024 Monthly Vintage Pool; and

d.the Performance Adjustment for the 180 day Calculation Tenor for the January 2024 Monthly Vintage Pool;

but on such date there would be no Performance Adjustment for the 270 day Calculation Tenor or the 360 day Calculation Tenor as no preceding Monthly Vintage Pool has yet completed those Calculation Tenors.

“Baseline Vintages” means, in respect of any Monthly Vintage Pool, such Monthly Vintage Pool and the two (2) immediately preceding Monthly Vintage Pools. By way of example only, the Baseline Vintages for the Feb 2024 Example Pool would be the Feb 2024 Example Pool, the January 2024 Monthly Vintage Pool and the December 2023 Monthly Vintage Pool.
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SCHEDULE V
SELLER INFORMATION

Legal Name:	ML Plus LLC
Fictitious names, d/b/as, trade names or similar:	N/A
Jurisdiction of Organization:	Delaware
Organizational ID:	6372410
Chief Executive Office:	249 West 17th Street, 4th Floor New York, New York 10011

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SCHEDULE VI
LIST OF COMPETITORS

•SoFi Technologies, Inc.
•Nu Holdings Ltd.
•Green Dot Corporation
•Dave Inc.
•Activehours, Inc., d/b/a EarnIn
•Revolut Group Holdings Ltd
•Albert Corporation
•Varo Bank, N.A.
•Starling Bank Limited
•Chime Financial, Inc.
•Monzo Bank Ltd
•DailyPay, Inc.
•Payactiv, Inc.
•Bridge It, Inc.
•Affirm Holdings, Inc.
•Upstart Holdings, Inc.
•LendingClub Corporation
•Pagaya Technologies Ltd.
•QuinStreet, Inc.
•LendingTree, Inc.
•NerdWallet, Inc.
•Credit Karma, Inc.
•Credit Sesame, Inc.
•Bankrate, LLC
•Braviant Holdings, LLC
•Robinhood Markets, Inc.
•eToro Group Ltd.
•Webull Financial LLC
•Acorns Securities, LLC
•Public Holdings, Inc.
•Wealthfront Software LLC
•Betterment Holdings, Inc.
•Block, Inc.
•PayPal Holdings, Inc.
•Current (Finco Services, Inc.)

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Annex A
Eligibility Criteria
An “Eligible Receivable” means a Receivable that satisfied each of the following criteria as of the related Purchase Date, as applicable:
1.is made to the Eligible MoneyLion Accountholder in accordance with the MoneyLion Instacash Terms and Conditions and for which the Eligible MoneyLion Accountholder has authorized repayment from a bank account and/or debit card, and any rescission or cancellation period with respect to such Receivable has expired;
2.has an Instacash Repayment Amount that is not zero as of the related Purchase Date;
3.is denominated in Dollars;
4.has been advanced by the Servicer or one of its Subsidiaries as an Instacash, in each case in accordance with the Eligibility Guidelines and Applicable Law;
5.the Instacash Repayment Date with respect to such Receivable is not later than 40 days following the Instacash Disbursement Date;
6.No Regulatory Trigger Event is in effect with respect to such Receivable;
7.The related MoneyLion Accountholder (a) is domiciled in the United States (as evidenced by proof of residency), (b) is not deceased, and (c) has not committed fraud in connection with any prior Instacash; provided, however, that with respect to clauses (a), (b), and (c), such determination shall be made by the Servicer and Seller through their ordinary course onboarding process and procedures;
8.Such Receivable shall have been fully funded, and no obligation to advance further funds shall exist on the part of the Servicer or any Purchaser;
9.Such Receivable shall not have been amended, waived, modified, renewed, supplemented or restated from its respective original terms, other than modifications permitted under the Servicing Agreement;
10.There have been no previous payments made thereon by the related MoneyLion Accountholder, the Servicer or any Affiliate thereof;
11.There are no proceedings or investigations pending or threatened (in writing) before any court, regulatory body, administrative agency or other tribunal or governmental instrumentality having jurisdiction over the related MoneyLion Accountholder or their properties against such MoneyLion Accountholder in their personal capacity or against its properties: (i) asserting the invalidity of the related Receivable, or (ii) seeking any determination or ruling that, if determined adversely to such MoneyLion Accountholder, could materially and adversely affect the validity or enforceability of the related Receivable;
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12.Servicer shall not be engaged in any adverse litigation with the applicable MoneyLion Accountholder, nor has the applicable MoneyLion Accountholder raised or claimed any right of rescission, offset, counterclaim, dispute, discount, adjustment or defense;
13.Such Receivable shall not be a renewal, amendment, refinance, modification, waiver or extension of any Receivable that was previously determined not to be an Eligible Receivable, except as otherwise approved in writing by the Purchaser Agent;
14.No instrument of release or waiver has been executed in connection with the MoneyLion Instacash Terms and Conditions with respect to such Receivable, and the MoneyLion Accountholder in respect of such Receivable has not been released from their obligations thereunder, in whole or in part;
15.Such Receivable has not been classified in the Servicer’s or any Purchaser’s records as cancelled or fraudulent, or subject to identity theft;
16.at such Receivable’s Instacash Disbursement Date, the weighted average term (measured, for such Receivable, from such Instacash Disbursement Date until its Instacash Repayment Date) of all Receivables comprising the same Monthly Vintage Pool shall not be greater than 16 days; and
17.the purchase of such Receivable, when added to all of the other Purchased Receivables then owned by any Purchaser, will not cause any of the following concentration limits (the “Concentration Limitations”) to be breached:

(a)for each Monthly Vintage Pool, (i) the aggregate Instacash Advance Amount for all Receivables with an aggregate Instacash Advance Amount outstanding with respect to a single Person at such Receivable’s Instacash Application Time that is greater than or equal to $500 and less than or equal to $1,000 divided by (ii) the aggregate Instacash Advance Amount for such Monthly Vintage Pool, shall be equal to or greater than 15%;
(b)for each Monthly Vintage Pool, (i) the aggregate Instacash Advance Amount for all Receivables with an aggregate Instacash Advance Amount outstanding with respect to a single Person at such Receivable’s Instacash Application Time that is greater than $1,000 divided by (ii) the aggregate Instacash Advance Amount for such Monthly Vintage Pool, shall not exceed 6.5%;
(c)for each Monthly Vintage Pool, Receivables advanced as a result of a deviation from the Seller’s Eligibility Guidelines shall not exceed 5% of aggregate Instacash Advance Amount of such Monthly Vintage Pool;
(d)for each Monthly Vintage Pool, (i) the aggregate Instacash Advance Amount for all Receivables in Lite Tier at such Receivable’s Instacash Application Time divided by (ii) the aggregate Instacash Advance Amount for such Monthly Vintage Pool, shall not exceed 5%; and
(e)for each Monthly Vintage Pool, (i) the aggregate Instacash Advance Amount for all Receivables in Experiment Tier at such Receivable’s Instacash Application Time
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divided by (ii) the aggregate Instacash Advance Amount for such Monthly Vintage Pool, shall not exceed 3%.

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Annex B
Seller’s Representations and Warranties
(a)Existence. It is duly formed, validly existing and in good standing under the laws of the State of Delaware, (ii) has all requisite limited liability company power and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except as would not reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect, (iii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure to so qualify could not reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law, except as would not reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect.
(b)Power and Authority; Enforceability. This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except that the equitable remedy of specific performance and other equitable remedies are subject to the discretion of the courts.
(c)Due Authorization. The execution, delivery and performance by it of this Agreement has been duly authorized by all necessary action and does not require any additional approvals or consents or other action by or any notice to or filing with any Person other than any that have heretofore been obtained, given or made.
(d)No Consents. Except (x) as would not reasonably be expected to result in a Material Adverse Effect and (y) approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any other Person, are necessary for the execution, delivery or performance by it of this Agreement or for the legality, validity or enforceability thereof, except for filings and recordings in connection with this Agreement and the security interest created pursuant to this Agreement.
(e)Litigation. Except for any Regulatory Trigger Event which has been disclosed pursuant to Section 9(b) hereto, there are no actions, suits, arbitrations, investigations or proceedings (other than counterclaims relating to ordinary course collection actions by or on behalf of the it) pending or, to its knowledge, threatened in writing against it affecting any of its property before any Governmental Authority that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.
(f)Regulatory Action. Except for any Regulatory Trigger Event which has been disclosed pursuant to Section 9(b) hereto, to its knowledge, it is not currently under investigation by any Governmental Authority the result of which would be reasonably likely to result in a Material Adverse Effect. Except for any Regulatory Trigger Event which has been disclosed pursuant to Section 9(b) hereto, it has not been the subject of any government investigation which has resulted in the voluntary or involuntary suspension of a license, a cease and desist order, or such other action as could reasonably be expected to result in a Material Adverse Effect on its business. Except for any Regulatory Trigger Event which has been disclosed pursuant to Section 9(b) hereto, no Regulatory Trigger Event known to Seller has occurred that has not been disclosed to the Purchaser Agent.
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(g)Enforceability. This Agreement has been duly executed and delivered by it and constitutes the legal, valid and binding obligation of it enforceable against it in accordance with its terms, except as such enforceability may be limited by Insolvency Laws and general principles of equity.
(h)Investment Company Act. It is not an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(i)Solvency; Fraudulent Conveyance. It is Solvent. It is not contemplating the commencement of an Insolvency Event in respect of it or any of its assets. The sale of Receivables on each Purchase Date by it to the applicable purchaser has a legitimate business purpose and is being effected in the ordinary course of business and the it is not transferring such Receivables with any intent to hinder, delay or defraud the applicable purchaser or any creditors of the applicable seller.
(j)Jurisdiction. As of the Closing Date, its name as it appears in official filings in its jurisdiction of organization, its jurisdiction of organization, its organization type, its organization number, if any, issued by its jurisdiction of organization and the current location of its chief executive office are set forth in Schedule V hereto, and it has only one jurisdiction of organization.
(k)Eligible Receivables.    Each Receivable being transferred hereunder on a particular Purchase Date is an Eligible Receivable as of such Purchase Date (other than any Defective Receivable required to be repurchased pursuant to the terms hereof that is actually repurchased by the Seller in accordance with Section 7).
(l)Title. Immediately prior to the transfer of such Purchased Receivables and the Related Rights to the applicable Purchaser hereunder, the Seller had good and marketable title to such Purchased Receivables and the Related Rights, free and clear of all Liens (other than Permitted Liens), and, immediately upon the transfer thereof, the applicable Purchaser will have good title to such Purchased Receivables and the Related Rights, free and clear of all Liens (other than Permitted Liens).
(m)Information. All information (other than the projections and forecasts referred to below) heretofore or contemporaneously with this Agreement furnished in writing by the Seller to the Purchaser Agent or any Purchaser for purposes of or in connection with this Agreement and the transactions contemplated by this Agreement is, and all written information (other than the projections and forecasts referred to below) hereafter furnished by or on behalf of the Seller to the Purchaser Agent or any Purchaser pursuant to or in connection with this Agreement will be, when furnished, taken as a whole, true and accurate in all material respects as of the date on which such information is delivered or certified and does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto that are made in accordance with the terms of the Transaction Documents). All projections and forecasts provided by the Seller are based on good faith estimates and assumptions believed by the Seller to be reasonable as of the date of the applicable projections, assumptions or forecasts; provided that actual results during the period or periods covered by any such projections and forecasts may differ materially from projected or forecasted results.
(n)Patriot Act.    The Seller is in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V) and any other enabling legislation or executive order relating thereto; (b) the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26,
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2001; and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations.
(o)OFAC. The Seller is and will remain in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. The Seller is not (a) a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions; (b) a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with that Person; or (c) controlled by (including, without limitation, by virtue of that Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Transaction Document would be prohibited under U.S. law.
(p)Taxes. The Seller has timely filed all material tax returns and reports required by law to have been filed by it and has paid all material Taxes due and payable with respect to each such return, except any such Taxes or charges that (a) are not delinquent, (b) remain payable without penalty or interest, or (c) are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on the Seller’s books.
(q)No Material Adverse Effect. Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(r)Pension Plans.
(i)The Unfunded Liability of all Pension Plans does not in the aggregate exceed 20% of the Total Plan Liability for all such Pension Plans. Except as could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, (i) each Pension Plan complies with all applicable requirements of law and regulations; (ii) no contribution failure under Section 430 of the Code, Section 303 of ERISA, or the terms of any Pension Plan has occurred with respect to any Pension Plan sufficient to give rise to a Lien under Section 303(k) of ERISA; (iii) there are no pending or, to the knowledge of the Seller, threatened claims, actions, investigations, or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or the Seller or any other member of the Controlled Group with respect to a Pension Plan or Multiemployer Plan; (iv) neither the Seller nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) with respect to any Pension Plan; and (v) no Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan.
(ii)To the knowledge of the Seller, all contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by the Seller or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law. Except as could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect, (i) neither the Seller nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan, or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such
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plan; and (ii) neither the Seller nor any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is or may become insolvent.

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Annex C
Purchaser Agent and Purchasers’ Representations and Warranties
(a)Existence. It is duly incorporated, formed or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, formation or organization, (ii) has all requisite corporate power and has all governmental licenses, authorizations, consents and approvals, necessary to own its assets and carry on its business as now being or as proposed to be conducted, except as would not reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect, (iii) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure to so qualify could not reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law, except as would not reasonably be expected (either individually or in the aggregate) to result in a Material Adverse Effect.
(b)Power and Authority; Enforceability. This Agreement has been duly executed and delivered by it and constitutes a legal, valid and binding obligation of it, enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and except that the equitable remedy of specific performance and other equitable remedies are subject to the discretion of the courts.
(c)Due Authorization. The execution, delivery and performance by it of this Agreement has been duly authorized by all necessary action and does not require any additional approvals or consents or other action by or any notice to or filing with any Person other than any that have heretofore been obtained, given or made.
(d)No Consents. Except as would not reasonably be expected to result in a Material Adverse Effect, no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority, or any other Person, are necessary for the execution, delivery or performance by it of this Agreement or for the legality, validity or enforceability thereof, except for filings and recordings in connection with this Agreement and the security interest created pursuant to this Agreement.
(e)Reasonably Equivalent Value. The Purchaser has given reasonably equivalent value and fair consideration to the Seller in consideration for each purchase of Assets under the Agreement, no such transfer has been made for or on account of an antecedent debt owed by the Seller to Purchaser Agent or any Purchaser, and no such transfer is or may be voidable or subject to avoidance under any section of the Bankruptcy Code.
(f)Patriot Act.    It is in compliance with (a) the Trading with the Enemy Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B Chapter V) and any other enabling legislation or executive order relating thereto; (b) the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001; and (c) other federal or state laws relating to “know your customer” and anti-money laundering rules and regulations.
(g)OFAC. It is and will remain in compliance in all material respects with all U.S. economic sanctions laws, Executive Orders and implementing regulations as promulgated by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”), and all applicable anti-money laundering and counter-terrorism financing provisions of the Bank Secrecy Act and all regulations issued pursuant to it. It is not (a) a Person designated by the U.S. government on the list of the Specially Designated Nationals and Blocked Persons (the “SDN
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List”) with which a U.S. Person cannot deal with or otherwise engage in business transactions; (b) a Person who is otherwise the target of U.S. economic sanctions laws such that a U.S. Person cannot deal or otherwise engage in business transactions with that Person; or (c) controlled by (including, without limitation, by virtue of that Person being a director or owning voting shares or interests), or acts, directly or indirectly, for or on behalf of, any Person on the SDN List or a foreign government that is the target of U.S. economic sanctions prohibitions such that the entry into, or performance under, this Agreement or any other Transaction Document would be prohibited under U.S. law.
(h)No Material Adverse Effect. Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
(i)
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Exhibit A
Form of Confirmation
This confirmation (this “Confirmation”) relates, and forms part of, that certain Master Receivables Purchase Agreement dated as of June 30, 2024 (as amended, restated, amended and restated, supplemented or modified from time to time, the “Master Receivables Purchase Agreement”), by and among ML Plus LLC, a Delaware limited liability company (the “Seller”), the Purchasers from time to time party thereto (each, a “Purchaser”) and Sound Point Capital Management, LP, as purchaser agent. Unless otherwise defined, terms used in this Confirmation shall have the same meanings as defined (or otherwise set forth) in the Master Receivables Purchase Agreement.
Seller hereby offers to sell to Purchaser the Receivables (and the Related Rights) listed in the Eligible Receivables Schedule attached hereto as Annex A on the Purchase Date set forth below at the aggregate Purchase Price set forth below and in each case in accordance with the Master Receivables Purchase Agreement.
The Purchase Date is [__].
The aggregate Purchase Price in respect of such Assets being sold pursuant to this Confirmation is $[__].
The payment by Purchaser to Seller of the aggregate Purchase Price listed above on the Purchase Date shall for all purposes be deemed an acceptance of the offer of sale of the Receivables described herein (and the Related Rights), and upon such acceptance this Confirmation shall serve for all purposes as a legal, binding and enforceable bill of sale and assignment for each Receivable described herein (and the Related Rights).
Sincerely yours,
ML PLUS LLC
[Exhibit A]
[MoneyLion] Master Receivables Purchase Agreement

LEGAL_US_E # 189985004.6

Annex A to Confirmation
Eligible Receivables Schedule
[Exhibit A]
[MoneyLion] Master Receivables Purchase Agreement

LEGAL_US_E # 189985004.6

Exhibit B
Form of Back-up UCC-1
[Exhibit B]
[MoneyLion] Master Receivables Purchase Agreement

LEGAL_US_E # 189985004.6

Exhibit C
Form of Confirmation (Repurchase)
For value received, the receipt of which is hereby acknowledged, SP Main Street Funding I LLC, a Delaware limited liability company (the “Repurchase Seller”), does hereby sell, transfer, assign, set over and otherwise convey unto ML Plus LLC, a Delaware limited liability company (the “Repurchase Purchaser”), all right, title and interest of the undersigned in and to all Receivables identified on Schedule A hereto and all Related Rights with respect thereto. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in that certain Master Receivables Purchase Agreement dated as of June 30, 2024 (as amended, restated, amended and restated, supplemented or modified from time to time, the “Master Receivables Purchase Agreement”), by and among the Repurchase Seller, the Purchasers from time to time party thereto and Sound Point Capital Management, LP, as purchaser agent.
This Confirmation (Repurchase) is being entered and delivered pursuant to and subject to the terms and conditions set forth in the Master Receivables Purchase Agreement. In the event of any conflict or inconsistency between the terms of the Master Receivables Purchase Agreement and the terms hereof, the Master Receivables Purchase Agreement shall govern.
IN WITNESS WHEREOF, the undersigned has caused this Confirmation (Repurchase) to be duly executed as of [__], 202[_].
SP MAIN STREET FUNDING I LLC
By:    ______________________________
Name:
Title:
Acknowledged and agreed:
ML PLUS LLC
By:    ________________________________
Name:
Title:

[Exhibit C]
[MoneyLion] Master Receivables Purchase Agreement

LEGAL_US_E # 189985004.6

Exhibit D
Form of Joinder Agreement to Master Receivables Purchase Agreement
This JOINDER AGREEMENT (this “Agreement”) dated as of [ ], 202[ ] is executed by the undersigned the (“Additional Purchaser”) in connection with: (i) that certain Master Receivables Purchase Agreement, dated as of June 30, 2024 (as amended, restated, amended and restated, supplemented or modified from time to time, the “Master Receivables Purchase Agreement”), among the Purchasers from time to time party thereto, Sound Point Capital Management, LP, as purchaser agent (the “Purchaser Agent”) and ML Plus LLC, a Delaware limited liability company, as seller (the “Seller”); and (ii) that certain Servicing Agreement, dated as of June 30, 2024 (as amended, restated, amended and restated, supplemented or modified from time to time, the “Servicing Agreement”), among the Purchasers from time to time party thereto, Purchaser Agent and MoneyLion Technologies Inc., a Delaware corporation, as servicer (the “Servicer”). Capitalized terms not otherwise defined herein are being used herein as defined in the Master Receivables Purchase Agreement.
WHEREAS, the Additional Purchaser desires to be joined as a Purchaser under the Master Receivables Purchase Agreement pursuant to Section 15 thereof and to be joined as a Purchaser under the Servicing Agreement pursuant to Section 14 thereof.
NOW THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Purchaser hereby agrees as follows:
1.    The Additional Purchaser is a “Purchaser” under the Master Receivables Purchase Agreement and the Servicing Agreement, effective upon the date of that it executes this Agreement. All references in the Master Receivables Purchase Agreement and the Servicing Agreement to the term “Purchaser” or “Purchasers” shall be deemed to include the Additional Purchaser in those respective capacities. Without limiting the generality of the foregoing, the Additional Purchaser hereby repeats and reaffirms all covenants, agreements, representations and warranties made or given by a Purchaser contained in the Master Receivables Purchase Agreement and the Servicing Agreement.
2.    The Additional Purchaser shall, at its expense, promptly execute and deliver all further instruments and documents, and take all further action, that the Seller or Servicer may reasonably request, from time to time, in order to perfect, protect or more fully evidence the transactions contemplated hereby, the Master Receivables Purchase Agreement and the Servicing Agreement.
3.    This Agreement is a Transaction Document.
4.     This Agreement, and all disputes, claims or causes of action (whether in contract, tort, statute or otherwise) that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement), shall be governed by, and
[Exhibit D]
[MoneyLion] Master Receivables Purchase Agreement

LEGAL_US_E # 189985004.6

construed and enforced in accordance with, the laws of the State of New York, without giving effect to any laws, rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.
The undersigned has caused this Joinder Agreement to be duly executed and delivered as of the date first above written.

[ADDITIONAL PURCHASER], a [ ] By: ______________________________ Name: Title: Additional Purchaser’s Notice Details: [__] Additional Purchaser’s FedWire Details: [__]
ML Plus LLC, as Seller By: ______________________________ Name: Title:
MoneyLion Technologies Inc., as Servicer By: ______________________________ Name: Title:
[Exhibit D]
[MoneyLion] Master Receivables Purchase Agreement

LEGAL_US_E # 189985004.6

Exhibit E
Eligibility Guidelines
Instacash Eligibility Rule, Policy & Guidelines

Instacash: Instacash is an advance service that provides our customers with convenient, fast and early access to funds up to a set limit.

The advance service provided is based on anticipated future recurring direct deposits of income or other amounts into a RoarMoney account or an external linked bank account. We do not conduct any type of credit check.

There are no mandatory fees, interest or other charges for accessing Instacash -- users may pay an optional tip in appreciation of the service and elect to pay an optional Turbo Fee for expedited funds delivery.

Onboarding Criteria

All users interested in Instacash are subjected to Onboarding Criteria to gain access to Instacash. Once users fulfill these Criteria and have access to Instacash, they are then subjected to Maintenance Criteria (detailed in the next section) to maintain their Instacash Eligibility.

There are 3 Onboarding options users can opt for:
1)‘Standard’ Instacash Sign Up - These are marked as “Lite”, “Lite BV” or “Core” tiers in our internal data and reporting.
2)Credit Builder Plus (CB+) Sign Up - our CB+ membership product that also provides Instacash as part of its services. These are marked as “Credit Builder Plus Tier”
3)Recurring Direct Deposit in RoarMoney account - Switch a recurring Direct Deposit into their RoarMoney account also provides access to Instacash. These are marked as “Direct Deposit Tier”

As MoneyLion is constantly experimenting to improve the eligibility process, some are given access to Instacash. These are marked as “Experimental Tiers”

The Onboarding Criteria is done in 3 broad categories:

●Input Validation – Basic validation of customer input information, internal rules comparing to the MoneyLion database, exclusions of known high risk users by SSNs and Emails
●Identity/Fraud Verification – identity is verified using LexisNexis Instant ID product, considering customer input name, address, DOB, SSN, and phone. Verification of valid age and geographic location of user
●Bank Verification – Bank account validation relative to account linkage and exclusion of users with suspended RoarMoney Accounts. Risk assessment of linked bank account history and usage using rules & scoring models

Credit Builder Plus Sign Up Enrollment Criteria
[Exhibit E]
[MoneyLion] Master Receivables Purchase Agreement

LEGAL_US_E # 189985004.6

●Refer to CB+ Underwriting Policy for details.

Recurring Direct Deposits in RoarMoney Account
Users will need to:
1)have an active RoarMoney account, which requires going through MoneyLion’s core onboarding process, including Input Verification and Identity/Fraud Verification processes.
2)switch their recurring Direct Deposits to their RoarMoney account.
Once it is detected, users will have access to Instacash.

Maintenance Criteria
Once a user has gained Instacash access via any of the above 3 Onboarding options. Users will be subjected to Instacash Eligibility Maintenance Criteria.
1)Instacash Access. Users will not be able to take anymore Advances if:
a)Late on any of our Loan obligations
b)Have Unpaid Instacash balances that is past scheduled repayment
c)Have an Open Deferred Instacash
d)Is found fraudulent and blacklisted
2)Instacash Eligible Amount
Users’ Instacash Eligible Amount is re-evaluated on a continuous based on detected cash flows within linked bank accounts
[Exhibit E]
[MoneyLion] Master Receivables Purchase Agreement

LEGAL_US_E # 189985004.6

Exhibit F
Form of Compliance Certificate

DATE: ________________
To:    Sound Point Capital Management, LP, as Purchaser Agent
375 Park Avenue, 33rd Floor
    New York, NY 10152
    Attention: General Counsel
    Tel: (212) 895-2288
    Email: wruberti@soundpointcap.com
    compliance@soundpointcap.com

Please refer to the Master Receivables Purchase Agreement dated as of June 30, 2024 (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”), Sound Point Capital Management, LP, as Purchaser Agent, the Purchasers party thereto and ML Plus LLC, a Delaware limited liability company (the “Seller”). Terms used but not otherwise defined in this Compliance Certificate are used in this Compliance Certificate as defined in the Purchase Agreement.
As of the last day of the most recently completed Monthly Period, the Unpaid Rate (30 Days) of the following Monthly Vintage Pools are:

Monthly Vintage Pool	Unpaid Rate (30 Days)
July 2024	[ ]%
August 2024	[ ]%
Etc.	[ ]%

As of the last day of the most recently completed Monthly Period, the Unpaid Rate (60 Days) of the following Monthly Vintage Pools are:
[Exhibit F]
[MoneyLion] Master Receivables Purchase Agreement

LEGAL_US_E # 189985004.6

Monthly Vintage Pool	Unpaid Rate (60 Days)
July 2024	[ ]%
August 2024	[ ]%
Etc.	[ ]%

(a)As of the last day of the most recently completed Monthly Period, the 3-Month Average Unpaid Rate (30 Days) is _________%;2
(b)As of the last day of the most recently completed Monthly Period, the 3-Month Average Unpaid Rate (60 Days) is _________%;3
(c)As of the last day of the most recently completed Monthly Period, unencumbered cash and cash equivalents of the Parent and its Subsidiaries is $___________; and 4
(d)As of the last day of the most recently ended fiscal quarter that ended at least sixty days prior to the date of this Compliance Certificate, commencing with the fiscal quarter ending January 2, 2026, the estimated operating revenue of Parent was $___________, reflecting an [increase] [decrease] of ___% from the last day of the immediately preceding fiscal quarter as to which this measure was reported. 5
Pursuant to Section 9(c)of the Purchase Agreement, the undersigned, solely in his/her capacity as an authorized officer of the Seller, certifies that, [except as otherwise disclosed to the Purchaser Agent pursuant to the Purchase Agreement, during the most recently completed Monthly Period, no Event of Termination has occurred.] [please see below the details of any Event of Termination that has occurred during the most recently completed Monthly Period.]

[signature page follows]
2 Include following the Monthly Period ending on July 31, 2024
3 Include following the Monthly Period ending on July 31, 2024
4 In the event that this is less than $30,000,000, Parent shall have five (5) Business Days to cure such deficiency
5 Should not reflects a decrease of greater than twenty-five percent (25%) from the last day of the immediately preceding fiscal quarter as to which this measure was reported.
[Exhibit F]
[MoneyLion] Master Receivables Purchase Agreement

LEGAL_US_E # 189985004.6

Seller has caused this Compliance Certificate to be executed and delivered by its duly authorized officer on the date first set forth above.

ML PLUS LLC, as Seller

By:
Name:
Title:

[Exhibit F]
[MoneyLion] Master Receivables Purchase Agreement

LEGAL_US_E # 189985004.6